                                  Exhibit 2.1

     Stock Purchase Agreement by and among the registrant, Network Software Associates, Inc., a California corporation ("NSA"), Netsoft, a California corporation ("NetSoft"), holders of securities of NSA and holders of securities of NetSoft (the "Stock Purchase Agreement"), dated as of July 8, 1997

================================================================================

                            STOCK PURCHASE AGREEMENT


                                  By and Among:


                                 NetManage, Inc.
                             a Delaware corporation;


                                    NetSoft,
                            a California corporation;


                       Network Software Associates, Inc.,
                            a California corporation;


                         the Securityholders of NetSoft;


                                       and


            the Securityholders of Network Software Associates, Inc.


                            Dated as of July 8, 1997

================================================================================

                            STOCK PURCHASE AGREEMENT


    THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into this 8th day of July 1997, by and among NETMANAGE, INC., a Delaware corporation ("NetManage"), NETWORK SOFTWARE ASSOCIATES, INC., a California corporation ("NSA"), NETSOFT, a California corporation ("NetSoft"), the undersigned holders of securities of NSA (each a "NSA Shareholder," and collectively, the "NSA Shareholders") and the undersigned holders of securities of NetSoft (each a "NetSoft Shareholder," and collectively, the "NetSoft Shareholders"). Certain other capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

                                    RECITALS

    WHEREAS, the NSA Shareholders own of record or beneficially, or will so own as of the Closing Date (as defined below), one hundred percent (100%) of the issued and outstanding shares of the capital stock of NSA. Such outstanding shares of NSA capital stock and such shares of NSA capital stock issued upon exercise of any NSA options (the "NSA Options") between the date hereof and the Closing Date (as defined below) shall collectively be referred to in this Agreement as the "NSA Shares."

    WHEREAS, the NetSoft Shareholders own of record or beneficially, or will so own as of the Closing Date (as defined below), one hundred percent (100%) of the issued and outstanding shares of the capital stock of NetSoft. Such outstanding shares of NetSoft capital stock and such shares of NetSoft capital stock issued upon exercise of any NetSoft options (the "NetSoft Options") between the date hereof and the Closing Date (as defined below) shall collectively be referred to in this Agreement as the "NetSoft Shares."

    WHEREAS, NetSoft is a majority-owned subsidiary of NSA.

    WHEREAS, NSA has, prior to the date hereof, spun off NSA's Federal Systems Division (the "Federal Systems Division Spin Off") pursuant to that certain Purchase Agreement dated as of February 24, 1994 by and between NSA and Isaac Kong, an individual and that certain Bill of Sale dated July 1, 1997.

    WHEREAS, on or prior to the Closing Date, NSA or NetSoft intends to acquire the NetSoft Shares not presently held by NSA.

    WHEREAS, NetManage wishes to acquire NSA (the "Acquisition") by acquiring all of the NSA Shares from the NSA Shareholders in exchange for cash, and the NSA Shareholders wish to sell all of their NSA Shares to NetManage in exchange for cash, all according to the terms and subject to the conditions set forth in this Agreement.

    WHEREAS, following the consummation of the Acquisition, NSA will be a wholly-owned subsidiary of NetManage.

    WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Acquisition.

                                    AGREEMENT

    NOW, THEREFORE, in reliance on the foregoing recitals and in and for the consideration and mutual covenants set forth herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    1.  PURCHASE AND SALE OF THE NSA SHARES.

        1.1 DEFINITIONS. The definitions set forth in Exhibit A attached hereto shall apply throughout this Agreement.

        1.2 PURCHASE AND SALE OF THE NSA SHARES. Upon the terms and subject to the conditions set forth herein, at the Closing (as defined below), each NSA Shareholder shall sell, transfer and deliver to NetManage, and NetManage shall purchase and acquire from each NSA Shareholder, that number of NSA Shares set forth opposite such NSA Shareholder's name on Exhibit B attached hereto (the "NSA Shareholder Schedule"), which, collectively, constitute one hundred percent (100%) of the issued and outstanding NSA Shares, against delivery by NetManage of the consideration described in Section 1.3 below.

        1.3 CONSIDERATION FOR THE NSA SHARES. Upon the terms and subject to the conditions set forth herein, at the Closing (as defined below), NetManage shall, against delivery of the NSA Shares as set forth in Section 1.2 above, deliver to each NSA Shareholder the respective amounts set forth opposite each NSA Shareholder's name on Exhibit B attached hereto. The aggregate amount of consideration exchanged for all of the NSA Shares shall be Twenty-Six Million Dollars ($26,000,000) in cash less the amount of the Option Payments as defined in Section 1.4 (such net amount being the "Consideration" and the amount payable per share being the "Per Share Amount").

        1.4 NSA OPTIONS AND NETSOFT OPTIONS. NSA and NetSoft shall cause all NetSoft Options to be exercised or canceled prior to the Closing Date as follows: (a) all outstanding NetSoft Options which are fully vested as of the Closing Date will be exercised as of the Closing Date and all outstanding NetSoft Options which are not fully vested as of the Closing Date will be canceled on or before the Closing Date and (b) all such NetSoft Options which are exercised as provided above shall be "net exercised" as of the Closing Date, i.e., the optionee shall exercise such option in full and receive, instead of shares of NSA or NetSoft, a cash payment equal to (x) the difference between the exercise price per share of such option and the NetSoft Calculated Share Price, multiplied by (y) the number of vested shares subject to such NetSoft Option. All holders of unvested NetSoft Options having two (2) or more years of service to either NSA or NetSoft as of July 31, 1997 shall at the Closing receive a cash bonus equal to the number of shares of NetSoft issuable upon exercise of such holder's unvested NetSoft Options held at such time multiplied by the difference between the exercise price per share of such option and the NetSoft Calculated Share Price. The aggregate of all such payments to holders of NetSoft Options is referred to herein as the "Option Payments." The Option Payments shall be paid at Closing either by NetManage or NetSoft, as determined by NetManage and NetSoft.

        1.5 ESCROW AGREEMENT. On the Closing Date, NetManage will withhold from the Consideration described in Section 1.3 above and deposit into escrow for and on behalf of the NSA Shareholders the aggregate amount of Three Million Dollars ($3,000,000) in cash. Such amount (the "Escrow Fund") shall be held as collateral for the indemnification obligations under Section 11 and pursuant to the provisions of an escrow agreement (the "Escrow Agreement") in the form attached hereto as Exhibit C to be executed and delivered at the Closing.

        1.6 THE CLOSING. Subject to termination of this Agreement as provided in
Section 10 below, the closing of the transactions contemplated in this Agreement (the "Closing") shall take place at the office of Stradling, Yocca, Carlson & Rauth, a Professional Corporation, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660-6441, as soon as possible upon the satisfaction or waiver of all conditions set forth in Section 8 and Section 9 hereof (the "Closing Date"), or such other time and place as is mutually agreeable to the parties; provided, however, that in no event shall the Closing take place after August 31, 1997.

    2. REPRESENTATIONS AND WARRANTIES OF NETSOFT AND NSA. In order to induce NetManage to enter into this Agreement, NSA and NetSoft, jointly and severally, hereby make the following representations and warranties to NetManage (the "NSA and NetSoft Representations and Warranties"). Unless otherwise expressly provided in this Agreement, the NSA and NetSoft Representations and Warranties shall be true and correct in all respects as of the date hereof subject to the provisions in this Agreement regarding the expiration thereof and changes expressly contemplated in this Agreement.

    The NSA and NetSoft Representations and Warranties are qualified, whether or not reference is made in any such NSA and NetSoft Representation and Warranty to a disclosure schedule, by information disclosed in the "NSA and NetSoft Disclosure Schedule" prepared by NSA and NetSoft and delivered to NetManage prior to or concurrently with the execution and delivery of this Agreement (the "NSA and NetSoft Disclosure Schedule"). Each NSA and NetSoft Disclosure Schedule section sets forth or incorporates by reference in reasonable detail any and all exceptions to the NSA and NetSoft Representations and Warranties contained in the corresponding subparagraph of this Article II. An exception set forth in one section of the NSA and NetSoft Disclosure Schedule shall be deemed to be an exception for all other subsections of that section and the corresponding section in this Article II. Unless otherwise set forth in this Agreement or in the NSA and NetSoft Disclosure Schedule, a copy of each agreement set forth in the NSA and NetSoft Disclosure Schedule has been delivered to NetManage or its Representatives.

    Each of NSA and NetSoft may update the NSA and NetSoft Disclosure Schedule at any time and from time to time on or prior to the Closing Date, and the NSA and NetSoft Representations and Warranties set forth in this Article II shall be qualified, as appropriate, by the corresponding NSA and NetSoft Disclosure Schedule section as so amended as if such amended NSA and NetSoft Disclosure Schedule section were part of the original NSA and NetSoft Disclosure Schedule; provided, however, that NetManage may request the removal of any updated disclosure item or items from the NSA and NetSoft Disclosure Schedule to the extent that any such updated disclosure item or items result or have resulted in Damages in excess of an aggregate of Two Hundred Thousand Dollars ($200,000); and provided further, however, that if any updated disclosure item or items constitute(s) a Material Adverse Change to NSA's and NetSoft's business and properties, taken as a whole, then NetManage may, at NetManage's option, refuse to consummate the transactions contemplated in this Agreement, and this Agreement shall terminate without further obligations or liability upon any party in favor of any other party hereto.

        2.1 ORGANIZATION. Each of NSA and NetSoft is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as it is now being conducted and as it is proposed to be conducted. Each subsidiary of NetSoft is a corporation duly organized, validly existing and in good standing in each jurisdiction where the failure to be so duly organized, validly existing and in good standing would have a Material Adverse Effect on NSA's and NetSoft's respective businesses and properties, and each of NetSoft's subsidiaries has all requisite corporate power and authority to carry on its business as it is now being conducted and as it is proposed to be conducted. Each of NSA and NetSoft and each subsidiary of NetSoft is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary except where the failure to so qualify shall not have a Material Adverse Effect on NSA's and NetSoft's respective business and properties. The NSA and NetSoft Disclosure Schedule contains a true and complete listing of the locations of all sales offices, manufacturing facilities, and any other offices or facilities of NSA and NetSoft and each Subsidiary of NetSoft and a true and complete list of all states and countries in which either NSA or NetSoft maintains any employees. The NSA and NetSoft Disclosure Schedule contains a true and complete list of all states in which either NSA or NetSoft is duly qualified to transact business as a foreign corporation. True and complete copies of NSA's and NetSoft's respective articles of incorporation and bylaws, as well as charter documents for each subsidiary of NetSoft, all as in effect on the date hereof and as to be in effect immediately prior to the Closing, have been provided to NetManage or its Representatives.


        2.2 CAPITALIZATION.

            (a) The authorized capital stock of NSA as of the date of this Agreement consists of: (i) three million (3,000,000) shares of common stock and
(ii) no shares of preferred stock, and as of the date of this Agreement one million eight hundred seventy-six thousand (1,876,000) shares of NSA common stock and no shares of NSA preferred stock are issued and outstanding and held of record by NSA's shareholders as set forth and identified in the shareholder list provided to NetManage or its Representatives.

            (b) The authorized capital stock of NetSoft as of the date of this Agreement consists of: (i) ten million (10,000,000) shares of common stock and
(ii) no shares of preferred stock, and as of the date of this Agreement six million ten thousand seventy (6,010,070) shares of NetSoft common stock and no shares of NetSoft preferred stock are issued and outstanding and held of record by NetSoft's shareholders as set forth and identified in the shareholder list provided to NetManage or its Representatives.

            (c) NSA has no option plan in effect and no options to purchase its common stock which are presently outstanding, and no shares of NetSoft common stock are reserved for issuance and subject to outstanding NSA warrants. NSA has no outstanding warrants to purchase any shares of its capital stock.

            (d) On the date of this Agreement two million five hundred fifty thousand (2,550,000) shares of NetSoft common stock are available or reserved for issuance under the NetSoft Stock Option Plan and the NetSoft Chief Executive Officer Stock Option Plan (collectively, the "NetSoft Plan"), and as of the date of this Agreement one million seven hundred fifty-two thousand three hundred sixty-two (1,752,362) shares are subject to outstanding options and held of record by NetSoft's option holders as set forth and identified in the NetSoft optionholder list provided to NetManage or its Representatives, and no shares of NetSoft common stock are reserved for issuance and subject to outstanding NetSoft warrants. NetSoft has no outstanding warrants to purchase any shares of its capital stock.

            (e) All of the outstanding NSA securities and NetSoft securities have been duly authorized and are validly issued, fully paid and nonassessable. All outstanding NSA securities and NetSoft securities were issued in compliance with applicable securities laws. Except as otherwise set forth in the NSA and NetSoft Disclosure Schedule, none of the outstanding NSA securities or NetSoft securities were issued in consideration in whole or in part for any contribution, transfer or assignment of any NSA Products, NetSoft Products, NSA Proprietary Assets, NetSoft Proprietary Assets or any proprietary rights incorporated therein or otherwise related thereto. Except as otherwise set forth in the NSA and NetSoft Disclosure Schedule or set forth in this Section 2.2, neither NSA nor NetSoft has any other shares of its capital stock issued or outstanding and does not have any other outstanding subscriptions, options, warrants, rights or other agreements or commitments obligating either NSA or NetSoft to issue shares of its respective capital stock or other securities.

        2.3 POWER, AUTHORITY AND VALIDITY.

            (a) Each of NSA and NetSoft has the corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents to which each of NSA and NetSoft is a party and the consummation of the transactions contemplated herein and therein have been duly authorized by the respective boards of directors of NSA and NetSoft (and each subsidiary of NetSoft, if required), and no other corporate proceedings are necessary to authorize NSA's and NetSoft's execution, delivery and performance of their respective obligations under this Agreement and the other Transaction Documents. Except as otherwise set forth on the NSA and NetSoft Disclosure Schedule, neither NSA nor NetSoft nor any subsidiary of NetSoft is subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated in a material manner by or in material conflict with its execution, delivery and performance of this Agreement. Except for (i) termination of the HSR Waiting Period, (ii) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country in which NSA or NetSoft or any of NSA's or NetSoft's subsidiaries conducts any business or owns any property or assets and (iii) except as otherwise set forth on the NSA and NetSoft Disclosure Schedule, no consent of any person who is a party to a contract which is material to NSA's or NetSoft's business, nor any consent of any Governmental Body which is material to NSA's or NetSoft's business, is required to be obtained on the part of NSA or NetSoft to permit the execution, delivery and performance of this Agreement and to continue the business activities of NSA and NetSoft substantially as previously conducted by NSA and NetSoft. This Agreement is, and the other Transaction Documents to which NetSoft is a party when executed and delivered by NSA and NetSoft shall be, the valid and binding obligations of NSA and NetSoft, respectively, enforceable in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, or the relief of debtors, and (ii) rules of law or equity governing specific performance, injunctive relief and other equitable remedies.

            (b) All NetSoft Options have been issued, exercised and canceled, as applicable, on or prior to the date hereof, and all NetSoft Options will have been issued, exercised and canceled, as applicable, on or prior to the Closing Date in accordance with the terms of the NetSoft Plan, and pursuant to the standard forms of option agreement previously provided to NetManage's Representatives. Except as set forth in this Agreement or on the NSA and NetSoft Disclosure Schedule, no NetSoft Option will by its terms require an adjustment in connection with the Acquisition not contemplated in Section 1.4 above.

        2.4 FINANCIAL STATEMENTS.

            (a) Each of NSA and NetSoft has delivered to NetManage copies of the unaudited balance sheets and statements of operations as of May 31, 1997 of the Federal Systems Division and of NetSoft, respectively, and prior to the Closing will have delivered a balance sheet dated as of June 30, 1997 that reflects (on a pro forma basis) the Federal Systems Division Spin Off, Shareholders' equity and cash flow for the period ended June 30, 1997 (taken as a whole, the "NSA and NetSoft Unaudited Financials") and the respective audited balance sheets as of March 31, 1997 and the respective statements of operations, shareholders' equity and cash flow for the period then-ended (the "NSA and NetSoft Audited Financials," and together with the NSA and NetSoft Unaudited Financials, the "NSA and NetSoft Financial Statements").

            (b) The NSA and NetSoft Financial Statements are complete and in accordance with the respective books and records of NSA and NetSoft and present fairly in all material respects the respective financial positions of NSA and NetSoft as of their respective historical dates. The NSA and NetSoft Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") (except as to the NSA and NetSoft Unaudited Financials, for the absence of footnotes and for normal and recurring year-end audit adjustments, which will not individually or in the aggregate be material in magnitude) applied on a basis consistent with prior periods. Except and to the extent reflected or reserved against in such balance sheets (including the notes thereto), neither NSA nor NetSoft has, as of the dates of such balance sheets, any liabilities or obligations (absolute or contingent) of a nature required or customarily reflected in a balance sheet (or the notes thereto) prepared in accordance with GAAP. The aggregate reserves, if any, reflected on the NSA and NetSoft Financial Statements are adequate in light of the contingencies with respect to which such aggregate reserves are made. The statements of operations, shareholders' equity and cash flow, taken as a whole, are complete and in accordance with the respective books and records of NSA and NetSoft and present fairly the results of operations, equity transactions and changes of NSA and NetSoft for the periods indicated.

            (c) To the best of the respective knowledge of each of NSA and NetSoft, neither NSA nor NetSoft has any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the NSA and NetSoft Unaudited Financials, except for those (i) that may have been incurred after the date of the NSA and NetSoft Unaudited Financials or (ii) that are not required by GAAP to be included in a balance sheet or the notes thereto, except that neither NSA nor NetSoft has established any reserves with respect to the costs and fees associated with this Agreement and the transactions contemplated herein. All debts, liabilities, and obligations incurred after May 31, 1997 were incurred in the ordinary course of business, and are usual and normal in amount both individually and in the aggregate.

        2.5 TAX MATTERS.

            (a) Each of NSA and NetSoft has fully and timely, properly and accurately filed all tax returns and reports required to be filed by it, including all federal, foreign, state and local tax returns and estimates for all years and periods (and portions thereof) for which any such returns, reports or estimates were due. All such returns, reports and estimates were prepared in the manner required by applicable law. All income, sales, use, occupation, property, payroll or other taxes or assessments due from either NSA or NetSoft have been paid. There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid by either NSA or NetSoft. The reserves for taxes, if any, reflected on the NSA and NetSoft Financial Statements are adequate, and there are no tax liens on any property or assets of either NSA or NetSoft. There have been no audits or examinations of any tax returns or reports filed by either NSA or NetSoft by any applicable Governmental Body. No state of facts exists or has existed which would constitute grounds for the assessment of any penalty or of any further tax liability beyond that shown on NSA's and NetSoft's respective tax reports, returns or estimates or reserves for taxes on the NSA and NetSoft Financial Statements and except for liability for taxes not yet due. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local income tax return or report filed by either NSA or NetSoft for any period.

            (b) All taxes which either NSA or NetSoft has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

            (c) Neither NSA nor NetSoft is a party to any tax-sharing agreement or similar arrangement with any other party except as contemplated in the Federal Systems Division Spin Off.

            (d) At no time has either NSA or NetSoft been included in the federal consolidated income tax return of any affiliated group of corporations other than of NSA as the common parent.

            (e) No payment which either NSA or NetSoft is obliged to pay to any director, officer, employee or independent contractor pursuant to the terms of an employment agreement, severance agreement or otherwise will constitute an excess parachute payment as defined in Section 280G of the Code.

            (f) Neither NSA nor NetSoft will be required to include any adjustment in taxable income for any tax period (or portion thereof) ending after the Closing Date pursuant to Section 481(c) of the Code or any provision of the tax laws of any jurisdiction requiring tax adjustments as a result of a change in method of accounting implemented by either NSA or NetSoft prior to the Closing Date for any tax period (or portion thereof) ending on or before the Closing Date or pursuant to the provisions of any agreement entered into by either NSA or NetSoft prior to the Closing Date with any taxing authority with regard to the tax liability of either NSA or NetSoft for any tax period (or portion thereof) ending on or before the Closing Date.

            (g) Except for any obligation in the Federal Systems Division Spin Off and as set forth in the NSA and NetSoft Disclosure Schedule, neither NSA nor NetSoft is currently under any contractual obligation to pay to any Governmental Body any tax obligations of, or with respect to any transaction relating to, any other Person or to indemnify any other Person with respect to any tax.

        2.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as otherwise set forth in Section 2.6 of the NSA and NetSoft Disclosure Schedule or elsewhere in this Agreement, since March 31, 1997, neither NSA nor NetSoft has:

            (a) suffered any Material Adverse Change in its financial condition or in the operations of its business, nor any Material Adverse Change in its balance sheet (with the NSA and NetSoft Unaudited Financials and any subsequent financial statements analyzed as if each had been prepared according to GAAP), and including but not limited to cash distributions or material decreases in the net assets of either NSA or NetSoft;

            (b) suffered any damage, destruction or loss, whether or not covered by insurance in an amount in excess of Twenty Thousand Dollars ($20,000);

            (c) granted or agreed to make any increase in the compensation payable or to become payable by either NSA or NetSoft to its respective officers or employees, except those occurring in the ordinary course of business;

            (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of the capital stock of either NSA or NetSoft or declared any direct or indirect redemption, retirement, purchase or other acquisition by either NSA or NetSoft of such shares;

            (e) issued any shares of capital stock of either NSA or NetSoft or any warrants, rights, options or entered into any commitment relating to the shares of either NSA or NetSoft except for the issuance of NSA Shares and NetSoft Shares pursuant to the exercise of outstanding NSA Options and NetSoft Options, respectively;

            (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

            (g) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of business;

            (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset except in the ordinary course of its business;

            (i) suffered any dispute involving any employee that would have a Material Adverse Effect;

            (j) engaged in any activity or entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure), in either case, other than in the ordinary course of business;

            (k) incurred any liabilities, contingent or otherwise, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for (i) liabilities identified as such in the "liabilities" column of the NSA and NetSoft Unaudited Financials, (ii) accounts payable or accrued salaries that have been incurred by either NSA or NetSoft since May 31, 1997 in the ordinary course of business and consistent with NSA's and NetSoft's respective past practices and (iii) liabilities in Section 2.6(k) of the NSA and NetSoft Disclosure Schedule;

            (l) permitted or allowed any of its material property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except those permitted under Section 2.7 hereof, other than any purchase money security interests incurred in the ordinary course of business;

            (m) made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of Ten Thousand ($10,000), or in the aggregate, in excess of Twenty Thousand ($20,000);

            (n) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of its Affiliates, officers, directors or shareholders or any Affiliate or associate of any of the foregoing;

            (o) made any amendment to or terminated any agreement which, if not so amended or terminated, would be required to be disclosed on the NSA and NetSoft Disclosure Schedule; or

            (p) agreed to take any action described in this Section 2.6 or which constitutes a breach of any of the representations contained in this Agreement.

        2.7 TITLE AND RELATED MATTERS. Except as otherwise set forth in the NSA and NetSoft Disclosure Schedule, each of NSA and NetSoft has good and marketable title to all the properties, interests in properties and assets, real and personal, reflected in the NSA and NetSoft Financial Statements or acquired after the date of the NetSoft Financial Statements (except properties, interests in properties and assets sold or otherwise disposed of since the date of the NSA and NetSoft Financial Statements in the ordinary course of business), free and clear of all deeds of trust, mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current taxes not yet due and payable and except for liens which in the aggregate do not secure more than Twenty Thousand Dollars ($20,000) in liabilities. Except as reflected in the NSA and NetSoft Financial Statements or the NSA and the NetSoft Disclosure Schedule, the equipment of NSA and NetSoft used in the respective operations of its business is in good operating condition and repair, normal wear and tear excepted. All real or personal property leases to which either NSA or NetSoft is a party are valid, binding, enforceable and effective in accordance with their respective terms, subject to (a) laws of general application relating to bankruptcy, insolvency, or the relief of debtors, (b) rules of law or equity governing specific performance, injunctive relief and other equitable remedies and (c) any third-party consents which may be required as a result of the transactions contemplated in this Agreement. There is not under any of such leases any existing material default by either NSA or NetSoft or event of default or event which, with notice or lapse of time or both, would constitute a material default. The NSA and NetSoft Disclosure Schedule contains a description of all real and personal property leased or owned by either NSA or NetSoft, describing its interest in said property and with respect to real property a description of each parcel and a summary description of the buildings, structures and improvements thereon. True and correct copies of NSA's and NetSoft's leases have been provided to NetManage or its Representatives.

        2.8 PROPRIETARY RIGHTS AND WARRANTY CLAIMS.

            (a) Part 2.8 of the NSA and NetSoft Disclosure Schedule sets forth, with respect to each NSA Proprietary Asset and NetSoft Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such NSA Proprietary Asset or NetSoft Proprietary Asset and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.8 of the NSA and NetSoft Disclosure Schedule identifies and provides a brief description of all other NSA Proprietary Assets and NetSoft Proprietary Assets owned by either NSA or NetSoft.

Part 2.8 of the NSA and NetSoft Disclosure Schedule identifies and provides a brief description of each NSA Proprietary Asset and NetSoft Proprietary Asset licensed to either NSA or NetSoft, respectively, by any Person (except for any NSA Proprietary Asset or NetSoft Proprietary Asset that is licensed to either NSA or NetSoft under any third party software license generally available to the public at a cost of less than One Thousand Dollars ($1,000)), and identifies the license agreement under which such NSA Proprietary Asset or NetSoft Proprietary Asset is being licensed to either NSA or NetSoft. Except as set forth in Part
2.8 of the NSA and NetSoft Disclosure Schedule, each of NSA and NetSoft has good, valid and marketable title to all NSA Proprietary Assets and NetSoft Proprietary Assets identified in Part 2.8 of the NSA and NetSoft Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all NSA Proprietary Assets and NetSoft Proprietary Assets identified in Part 2.8 of the NSA and NetSoft Disclosure Schedule. Except as set forth in Part 2.8 of the NSA and NetSoft Disclosure Schedule, neither NSA nor NetSoft is obligated to make any payment to any Person for the use of any NSA Proprietary Asset or NetSoft Proprietary Asset. Except as set forth in Part 2.8 of the NSA and NetSoft Disclosure Schedule neither NSA nor NetSoft has developed jointly with any other Person any NSA Proprietary Asset or NetSoft Proprietary Asset with respect to which such other Person has any rights.

            (b) Except as set forth in Part 2.8 of the NSA and NetSoft Disclosure Schedule, each of NSA and NetSoft has taken all reasonable and customary measures and precautions necessary to protect and maintain the confidentiality and secrecy of all NSA Proprietary Assets and NetSoft Proprietary Assets (except NSA Proprietary Assets and NetSoft Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all NSA Proprietary Assets and NetSoft Proprietary Assets. Except as set forth in Part 2.8 of the NSA Disclosure Schedule, neither NSA nor NetSoft has (other than pursuant to license agreements identified in Part 2.11 of the NSA and NetSoft Disclosure Schedule) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any NSA Proprietary Asset or NetSoft Proprietary Asset or (ii) the object code, or any portion or aspect of the object code, of any NSA Proprietary Asset or NetSoft Proprietary Asset.

            (c) Except as set forth in Part 2.8(c) of the NSA and NetSoft Disclosure Schedule, neither NSA nor NetSoft is infringing, misappropriating or making any unlawful use of, and neither NSA nor NetSoft has at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any NSA Proprietary Asset or NetSoft Proprietary Asset owned or used by any other Person. To the best of NSA's and NetSoft's respective knowledge, no other Person is infringing, misappropriating or making any unlawful use of, and no NSA Proprietary Asset or NetSoft Proprietary Asset owned or used by any other Person infringes or conflicts with, any NSA Proprietary Asset or NetSoft Proprietary Asset.

            (d) Except as set forth in Part 2.8 of the NSA and NetSoft Disclosure Schedule: (i) each NSA Proprietary Asset and NetSoft Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of NSA or NetSoft and (ii) there has not been any claim made against either NSA or NetSoft by any customer or other Person alleging that any NSA Proprietary Asset or NetSoft Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by either NSA or NetSoft to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of either NSA or NetSoft, and there is no basis for any such claim.

            (e) The NSA Proprietary Assets and the NetSoft Proprietary Assets constitute all the Proprietary Assets necessary to enable each of NSA and NetSoft to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in Part 2.8 of the NSA and NetSoft Disclosure Schedule, (i) neither NSA nor NetSoft has licensed any of the NSA Proprietary Assets or NetSoft Proprietary Assets to any Person on an exclusive basis and (ii) neither NSA nor NetSoft has entered into any covenant not to compete or contract limiting its ability to exploit fully any of the NSA Proprietary Assets or NetSoft Proprietary Assets or to transact business in any market or geographical area or with any Person.

            (f) Except as set forth in Part 2.8 of the NSA and NetSoft Disclosure Schedule, (i) all current and former employees of either NSA or NetSoft have executed and delivered to NSA or NetSoft, as applicable, an agreement (containing no exceptions to or exclusions from the scope of its coverage other than listing Proprietary Rights developed by such person prior to such person's employment with or engagement by NSA or NetSoft, as applicable) that is substantially identical to the forms of Confidential Information and Invention Assignment Agreements previously delivered to NetManage or its Representatives and (ii) all current and former contractors to either NSA or NetSoft have executed and delivered to NSA or NetSoft, as applicable, an agreement (containing no exceptions to or exclusions from the scope of its coverage other than listing Proprietary Rights developed by such person prior to such person's employment or engagement by NSA or NetSoft, as applicable) that otherwise is substantially identical to the form of Consultant Confidential Information and Invention Assignment Agreement previously delivered to NetManage or its Representatives.

            (g) Except as set forth on the NSA and NetSoft Disclosure Schedule, no product liability or warranty claims which individually or in the aggregate could exceed the reserves therefor on the NSA and NetSoft Financial Statements have been communicated in writing to or threatened against NSA or NetSoft (including each of NetSoft's subsidiaries).

        2.9 EMPLOYEE BENEFIT PLANS. Except as set forth on the NSA and NetSoft Disclosure Schedule, neither NSA nor NetSoft maintains, and is obligated to contribute to, any defined benefit pension plan or any employee benefit plan that is subject to either Title IV of the Employee Retirement Income Security Act of 1974 ("ERISA") or the minimum funding standards of ERISA or the Internal Revenue Code. Each bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, and other employee benefit or fringe benefit plans, whether formal or informal, maintained by either NSA or NetSoft conforms in all material respects, to all applicable requirements, if any, of ERISA. The NSA and NetSoft Disclosure Schedule lists and describes all profit-sharing, bonus, incentive, deferred compensation, vacation, severance pay, retirement, stock option, group insurance or other plans (whether written or not) providing employee benefits.

        2.10 BANK ACCOUNTS AND RECEIVABLES. The NSA and NetSoft Disclosure Schedule sets forth the names and locations of all banks, trusts, companies, savings and loan associations, and other financial institutions at which either NSA or NetSoft maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom. The NSA and NetSoft Disclosure Schedule sets forth an accurate and complete breakdown and aging of all accounts receivable, notes receivable, and other receivables of NetSoft as of May 31, 1997. Except as set forth on the NSA and NetSoft Disclosure Schedule, all existing accounts receivable of NetSoft (including those accounts receivable reflected on the NSA and NetSoft Unaudited Financials that have not yet been collected and those accounts receivable that have arisen since May 31, 1997 and have not yet been collected) (a) represent valid obligations of customers of NetSoft arising from bona fide transactions entered into in the ordinary course of business and (b) are current and will be collected in full when due, without any counterclaim or setoff (net of an allowance for doubtful accounts not to exceed Three Hundred Fifty Thousand Dollars ($350,000) in the aggregate and net of returns not to exceed Two Hundred Thousand Dollars ($200,000)). As of the date hereof NSA has no, and as of the Closing Date NSA will not have any, accounts receivable.

        2.11 CONTRACTS.

            (a) The NSA and NetSoft Disclosure Schedule identifies each presently existing document or instrument relating to the acquisition, transfer, current or future use, development, current or future sharing or licensing of any technology or NSA Proprietary Asset or NetSoft Proprietary Asset.

            (b) Except as set forth in Section 2.11 of the NSA and NetSoft Disclosure Schedule,

                (i) Neither NSA nor NetSoft has any agreement, contract or commitment that call for fixed and/or contingent payments or expenditures by or to either NSA or NetSoft of more than Ten Thousand Dollars ($10,000).

                (ii) Neither NSA nor NetSoft has any purchase agreement, contract or commitment that calls for fixed and/or contingent payments by either NSA or NetSoft that are in excess of the normal, ordinary and usual requirements of NSA's and NetSoft's respective businesses.

                (iii) There is no outstanding sales contract, commitment or proposal (including, without limitation, development projects) of either NSA or NetSoft that either NSA or NetSoft currently expects to result in any loss to either NSA or NetSoft upon completion or performance thereof.

                (iv) Neither NSA nor NetSoft has any outstanding agreement, contract or commitment with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than one hundred eighty (180) days and without liability, penalty or premium.

                (v) Neither NSA nor NetSoft has entered into any employment, independent contractor or similar agreement, contract or commitment that is not terminable on not more than one hundred eighty (180) days' notice without penalty or liability of any type, including without limitation severance or termination pay.

                (vi) Neither NSA nor NetSoft has any currently effective collective bargaining or union agreements, contracts or commitments.

                (vii) Neither NSA nor NetSoft is restricted by agreement from competing with any person or from carrying on its business anywhere in the world.

                (viii) Neither NSA nor NetSoft is under any liability or obligation, and no such outstanding claim has been made, with respect to the likely or expected return to either NSA or NetSoft of inventory or merchandise in the possession of wholesalers, distributors, retailers, or other customers, except such liabilities, obligations and claims as, in the aggregate, do not exceed the reserves therefor set forth in the NSA and NetSoft Financial Statements.

                (ix) Neither NSA nor NetSoft has presently in effect any guarantees of any obligations of other Persons or made any agreements to acquire or guarantee any obligations of other Persons.

                (x) Neither NSA nor NetSoft has any outstanding loan or advance to any Person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by either NSA or NetSoft of any sum not reflected in the NSA and NetSoft Financial Statements.

                (xi) All material contracts, agreements and instruments to which either NSA or NetSoft is a party are valid, binding, in full force and effect, and enforceable by either NSA or NetSoft, as applicable, in accordance with their respective terms, subject to (A) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (B) rules of law governing specific performance, injunctive relief and other equitable remedies. No such material contract, agreement or instrument contains any material liquidated-damages, penalty or similar provision. To the best of NSA's and NetSoft's respective knowledge, no party to any such material contract, agreement or instrument intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

            (c) The NSA and NetSoft Disclosure Schedule lists all unperformed agreements pursuant to which either NSA or NetSoft has agreed to manufacture for or supply to any third party any NSA Products or NetSoft Products or components thereto requiring, or expected to require, payments of Twenty Thousand Dollars ($20,000) or more over the life of any such agreement which continues beyond the date hereof. The NSA and NetSoft Disclosure Schedule also lists each vendor who manufactures for or supplies to NSA or NetSoft any product or component included in the NSA Products or the NetSoft Products or is the sole source for any product or component included in the NSA Products or the NetSoft Products.

            (d) Each of NSA and NetSoft has delivered to NetManage accurate and complete copies of all written contracts identified in Part 2.11 of the NSA and NetSoft Disclosure Schedule, including all amendments thereto. Neither NSA nor NetSoft has entered into any material oral contracts, except for telephone orders and renewals or extensions of written agreements or arrangements in the ordinary course of business. Each contract identified in Part 2.11 of the NSA and NetSoft Disclosure Schedule is valid and in full force and effect, and, to the best of NSA's and NetSoft's respective knowledge, is enforceable by NSA or NetSoft, as applicable, in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency or the relief of debtors, and (ii) rules of law or equity governing specific performance, injunctive relief and other equitable remedies.

            (e) Except as set forth in Part 2.11 of the NSA and NetSoft Disclosure Schedule:

                (i) Neither NSA nor NetSoft has violated or breached, or committed any default under, any material NSA or NetSoft contract, and, to the best of NSA's and NetSoft's respective knowledge, no other Person has violated or breached, or committed any default under, any material NSA or NetSoft contract.

                (ii) No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any material NSA or NetSoft contract, (B) give any Person the right to declare default or exercise any remedy under any material NSA or NetSoft contract, (C) give any Person the right to accelerate the maturity or performance of any material NSA or NetSoft contract; or (D) give any Person the right to cancel, terminate or modify any material NSA or NetSoft contract.

            (f) None of the agreements, contracts and commitments listed or described in Sections 2.3, 2.5, 2.7, 2.8, 2.11, 2.15, 2.16 and 2.17 of the NSA
and NetSoft Disclosure Schedule (collectively, the "Material Contracts") pursuant to this Section 2.11 contains any provision which would require the consent of third parties to the Acquisition or which would be altered as a result of the Acquisition. If any Material Contract contains any such provision, then each of NSA and NetSoft has described in the NSA and NetSoft Disclosure Schedule such actions as are necessary with respect to each such Material Contract to avoid any material adverse consequence as a result of the Acquisition and shall, prior to the Closing Date, have obtained all necessary consents (collectively, the "Material Consents") and taken such other action with respect to each such Material Contract.

        2.12 ORDERS, COMMITMENTS AND RETURNS. All accepted and unfilled orders entered into by either NSA or NetSoft for the sale, license, or lease or other disposition by either NSA or NetSoft of its products, and all agreements, contracts, or commitments for the purchase of supplies by either NSA or NetSoft, were made in the ordinary course of business. No outstanding purchase or outstanding lease commitment of either NSA or NetSoft is in excess of the normal, ordinary and usual requirements of its business or was made at a price (on both a per unit and aggregate basis) materially in excess of the current market price at the time made, or to the best knowledge of NSA and NetSoft, respectively, contains terms and conditions materially more onerous to either NSA or NetSoft than those usual and customary in the industry.

        2.13 COMPLIANCE WITH LAW. Each of NSA and NetSoft is in compliance in all material respects with all applicable laws and regulations. Neither NSA or NetSoft nor, to the best of NSA's and NetSoft's respective knowledge, any of its employees, has directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party in the United States or any other country, that was or is in material violation of any federal, state, or local statute or law or of any statute or law of any other country having jurisdiction. Neither NSA nor NetSoft has participated directly or indirectly in any boycotts or other similar practices affecting any of its customers. To the best of its knowledge each of NSA and NetSoft has complied in all material respects at all times with any and all applicable federal, state and foreign laws, rules, regulations, proclamations and orders relating to the importation or exportation of its products. All licenses, franchises, permits and other governmental authorizations held by either NSA or NetSoft and which are material to its business are valid and sufficient in all respects for the respective businesses presently carried on by NSA and NetSoft.

        2.14 LABOR DIFFICULTIES; NO DISCRIMINATION.

            (a) Neither NSA nor NetSoft is engaged in any unfair labor practice and is not in violation of any applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours.

            (b) There is no unfair labor practice complaint against either NSA or NetSoft actually pending or threatened before the National Labor Relations Board.

            (c) There is no strike, labor dispute, slowdown, or stoppage actually pending or threatened against either NSA or NetSoft.

            (d) No union representation question exists respecting the employees of either NSA or NetSoft and to the best of NSA's and NetSoft's respective knowledge, no union organizing activities are taking place.

            (e) No grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claims therefor exist.

            (f) No collective bargaining agreement that is binding on either NSA or NetSoft restricts it from relocating or closing any of its operations.

            (g) Neither NSA nor NetSoft has experienced any work stoppage or other labor difficulty having a Material Adverse Effect on either NSA's or NetSoft's business.

            (h) There is and has not been any claim against either NSA or NetSoft based on actual or alleged wrongful termination or on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortious conduct, nor is there any basis for any such claim.

            (i) Neither NSA nor NetSoft is aware of any NSA or NetSoft employee who intends to terminate his or her employment with either NSA or NetSoft, as applicable.

        2.15 TRADE REGULATION. Except as otherwise set forth on the NSA and NetSoft Disclosure Schedule, neither NSA nor NetSoft has terminated its relationship with or refused to ship NSA Products or NetSoft Products to any dealer, distributor, OEM, third party marketing entity or customer which had theretofore paid or been obligated to pay either NSA or NetSoft in excess of Twenty Thousand Dollars ($20,000) over any consecutive twelve (12) month period. To the best knowledge of NSA and NetSoft, respectively, all of the prices charged by either NSA or NetSoft in connection with the marketing or sale of any products or services have been in compliance in all material respects with all applicable laws and regulations. No claims against either NSA or NetSoft have been communicated or threatened in writing to either NSA or NetSoft with respect to wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and to the best knowledge of NSA and NetSoft respectively, no specific situation, set of facts, or occurrence exists which provides any basis for any such claim.

        2.16 INSIDER TRANSACTIONS. Except as otherwise set forth on the NSA and NetSoft Disclosure Schedule, no Affiliate of either NSA or NetSoft has any interest in (a) any equipment or other material property, real or personal, tangible or intangible, including, without limitation, any proprietary asset, used in connection with or pertaining to the business of either NSA or NetSoft or (b) any creditor, supplier, customer, manufacturer, agent, representative, or distributor of products of either NSA or NetSoft; provided, however, that no such Affiliate or other person shall be deemed to have such an interest solely by virtue of the ownership of less than one percent (1%) of the outstanding stock or debt securities of any publicly-held company whose stock or debt securities are traded on a recognized stock exchange or quoted on the National Association of Securities Dealers Automated Quotation System.

        2.17 EMPLOYEES, INDEPENDENT CONTRACTORS AND CONSULTANTS. The NSA and NetSoft Disclosure Schedule lists and describes all currently effective and material written or oral consulting, independent contractor and/or employment agreements and other material agreements with individual employees, independent contractors or consultants to which either NSA or NetSoft is a party. True and correct copies of all such written agreements have been provided to NetManage or its Representatives. All salaries and wages paid by either NSA or NetSoft are in compliance with applicable federal, state and local laws. The NSA and NetSoft

Disclosure Schedule lists the names of all persons currently employed by NSA and NetSoft and the salaries and other compensation arrangements (bonus, deferred compensation, etc.) for each such person. NSA's and NetSoft's aggregate accrued vacation as of May 31, 1997 was approximately Four Hundred Forty-Two Thousand Dollars ($442,000), and accrued severance pay as of June 6, 1997 was approximately Two Hundred Eighteen Thousand Dollars ($218,000).

        2.18 INSURANCE. The NSA and NetSoft Disclosure Schedule contains a list of the principal policies of fire, liability and other forms of insurance held by NSA and NetSoft. Neither NSA nor NetSoft has done anything, either by way of action or inaction, that might invalidate such policies in whole or in part.

        2.19 LITIGATION. Except as otherwise set forth on the NSA and NetSoft Disclosure Schedule, there is no suit, action or proceeding (a) pending against either NSA or NetSoft, (b) which has been threatened against or materially affects either NSA or NetSoft or (c) which questions or challenges the validity of this Agreement or the Transaction Documents. There is no judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding naming either NSA or NetSoft.

        2.20 SECTION 341(f)(2). Neither NSA nor NetSoft has, with regard to any property or assets held, acquired or to be acquired by it, at any time, filed a consent to the application of Section 341(f)(2) of the Code nor will any such consent be filed before the Closing.

        2.21 SUBSIDIARIES. Other than NetSoft, NSA has no subsidiaries. Except as listed in the NSA and NetSoft Disclosure Schedule, NetSoft has no subsidiaries. The capitalization of each of the subsidiaries of NetSoft is as set forth in Section 2.21 of the NSA and NetSoft Disclosure Schedule. Except as otherwise set forth on the NSA and NetSoft Disclosure Schedule, neither NSA nor NetSoft owns or controls (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, firm, association or business organization, entity or enterprise, and nether NSA nor NetSoft controls (directly or indirectly) the management or policies of any other corporation, partnership, firm, association or business organization, entity or enterprise. For purposes of Sections 2.4 through 2.25 of this Article II, the term "NetSoft" shall be deemed to include all of NetSoft's subsidiaries.

        2.22 COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS. Each of NSA and NetSoft has obtained all material permits, licenses and other authorizations which are required under federal, state and local laws applicable to NSA or NetSoft and relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes. Except as set forth in the NSA and NetSoft Disclosure Schedule, each of NSA and NetSoft is in material compliance with all terms and conditions of the required permits, licenses and authorizations.

Except as set forth in the NSA and NetSoft Disclosure Schedule, neither NSA nor NetSoft is aware of, or has received written notice of, any conditions, circumstances, activities, practices, incidents, or actions which may form the basis of any claim, action, suit, proceeding, hearing, or investigation of, by, against or relating to either NSA or NetSoft, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic substance, material or waste.

        2.23 CORPORATE DOCUMENTS. Each of NSA and NetSoft has made available to NetManage for its examination: (a) copies of its articles of incorporation and bylaws, (b) its minute book containing all records of all proceedings, consents, actions, and meetings of the shareholders, the board of directors and any committees thereof, (c) all material permits, orders, and consents issued by any regulatory agency with respect to it, or any of its securities, and all applications for such permits, orders, and consents and (d) its stock transfer books setting forth all transfers of any of its capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of NSA and NetSoft are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance in all material respects with the laws of the applicable jurisdiction.

        2.24 BROKERS. Except as set forth in the NSA and NetSoft Disclosure Schedule, neither NetSoft, NSA nor, to the best of NSA's and NetSoft's respective knowledge, any NSA Shareholder or NetSoft Shareholder, is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or any of the Transaction Documents in connection with any transaction contemplated herein or therein.

        2.25 DISCLOSURE. No statement by either NSA or NetSoft contained in this Agreement, its exhibits and schedules, nor any of the certificates or documents required to be delivered by either NSA or NetSoft to NetManage under this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

    3. REPRESENTATIONS AND WARRANTIES OF THE NSA SHAREHOLDERS AND THE NETSOFT SHAREHOLDERS.

    In order to induce NetManage to enter into this Agreement, each NSA Shareholder and NetSoft Shareholder makes, severally (for himself or itself, as the case may be) and not jointly, the following representations and warranties which are applicable to such shareholder to NetManage (collectively, the "Shareholder Representations and Warranties"). The Shareholder Representations and

Warranties shall be true and correct in all respects as of the date hereof and at all times hereafter subject to the provisions in this Agreement regarding the expiration thereof and changes expressly contemplated in this Agreement. The Shareholder Representations and Warranties are qualified, as indicated, by information disclosed in the "Shareholder Disclosure Schedule" prepared by the NSA Shareholders and the NetSoft Shareholders and delivered to NetManage prior to or concurrently with the execution and delivery of this Agreement (the "Shareholder Disclosure Schedule"). Each Shareholder Disclosure Schedule section sets forth in reasonable detail any and all exceptions to the Shareholder Representations contained in the corresponding subparagraph of this Article III.

    The NSA Shareholders and the NetSoft Shareholders may update the Shareholder Disclosure Schedule at any time and from time to time on or prior to the Closing Date, and the Shareholder Representations set forth in this Article III shall be qualified, as appropriate, by the corresponding Shareholder Disclosure Schedule section as so amended as if such amended Shareholder Disclosure Schedule section were part of the original Shareholder Disclosure Schedule; provided, however, that NetManage may request the removal of any updated disclosure item or items from the Shareholder Disclosure Schedule; and provided further, however, that if any updated disclosure item or items constitute(s) a Material Adverse Change to NSA's and NetSoft's business and properties, taken as a whole, then NetManage may, at NetManage's option, refuse to consummate the transactions contemplated in this Agreement, and this Agreement shall terminate without further obligations or liability upon any party in favor of any other party hereto.

        3.1 REPRESENTATIONS AND WARRANTIES OF THE NSA SHAREHOLDERS.

            (a) POWER, AUTHORITY, AND VALIDITY. Each NSA Shareholder has all requisite power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents to which such NSA Shareholder is a party and the consummation of the transactions contemplated in this Agreement and in the Transaction Documents have been, or will prior to Closing have been, duly authorized by all necessary action on the part of such NSA Shareholder. This Agreement has been, and each of the Transaction Documents to which such NSA Shareholder is a party has been or will be as of the Closing Date, duly executed and delivered by such NSA Shareholder. To such NSA Shareholder's knowledge, except for any governmental and regulatory consents contemplated in this Agreement, no consent of any person who is a party to any contract with such NSA Shareholder, nor consent of any Governmental Body is required to be obtained by such NSA Shareholder to permit the consummation of the transactions contemplated in this Agreement and in the Transaction Documents, other than those that will be obtained prior to the Closing Date. Such NSA Shareholder is not subject to or obligated under any provision of any certificate or articles of incorporation, bylaw or contract or any license, franchise or permit, or subject to any order or decree, which would be breached or violated in any manner by or in conflict with its executing and carrying out this Agreement and the transactions contemplated in this Agreement and in the Transaction Documents, other than those which will be cured prior to the Closing Date. This Agreement is, and the other Transaction Documents to which such NSA Shareholder is a party when executed and delivered by such NSA Shareholder shall be, the valid and binding obligations of such NSA Shareholder enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency or the relief of debtors and (ii) rules of law or equity governing specific performance, injunctive relief, and other equitable remedies.

            (b) OWNERSHIP OF NSA SHARES. Such NSA Shareholder is, or will by the Closing Date be, the sole record and beneficial owner of , and has good and marketable title to, all of the NSA shares set forth opposite such NSA Shareholder's name on Exhibit B attached hereto. Such NSA Shares are duly authorized, fully paid and nonassessable, and such NSA Shareholder owns, or will own by the Closing Date, such NSA Shares free and clear of all liabilities (absolute or contingent), liens, encumbrances, mortgages, deeds of trusts, pledges, options, claims, proxies and other security interests or rights of others, other than those that will be removed prior to the Closing Date. Such NSA Shareholder has not entered into any agreement with respect to such NSA Shareholder's NSA Shares which in any way limits or otherwise affects such NSA Shareholder's ability to execute and deliver this Agreement and the Transaction Documents and to consummate the transactions contemplated herein and therein other than those which will be terminated prior to or on the Closing Date. There are no existing charter documents, contracts, judgments, orders, laws, regulations, rules or other promulgations by any Governmental Body, the provisions of which will not be complied with prior to the Closing Date so as to permit each such NSA Shareholder to execute and deliver this Agreement and the Transaction Documents and to consummate the transactions contemplated herein and therein.

            (c) TRANSACTIONS WITH THE COMPANY. Neither such NSA Shareholder, nor such NSA Shareholder's, spouse, children or other person living in their household:

                (i) owns directly or indirectly any interest in, or serves as an officer or director of, any customer, competitor or supplier of either NSA or NetSoft or any organization which has a contract or arrangement with either NSA or NetSoft , other than interests owned by a NSA Shareholder which is in the business of investing in other entities;

                (ii) is owed any money or property by either NSA or NetSoft, other than wages or salary earned, normal and customary employee benefits and reasonable expense reimbursements incurred in the ordinary course of business;

                (iii) is indebted to either NSA or NetSoft;

                (iv) has any claim, other than for reimbursements accrued in the ordinary course of business, (A) (regardless of the source thereof) against either NSA or NetSoft or (B) against either NSA's or NetSoft's shareholders, directors, officers, employees, agents, Affiliates or representatives in each case arising out of conduct engaged in within the same such person's employment or relationship with either NSA or NetSoft; or

                (v) owns any property, real or personal, tangible or intangible, or has rights required for or used in the business of either NSA or NetSoft.

            (d) NSA PROPRIETARY ASSETS AND NETSOFT PROPRIETARY ASSETS. Such NSA Shareholder does not have or claim any right, title or interest of any kind in any of the NSA Proprietary Assets or NetSoft Proprietary Assets and is not entitled to any payment from either NSA or NetSoft for use of any NSA Proprietary Asset or NetSoft Proprietary Assets. The foregoing is not intended to limit or alter any NSA Shareholder's rights as a shareholder or right to receive salary or other benefits as an employee.

            (e) DISCLOSURE. No representation or warranty made by such NSA Shareholder in this Agreement, the Transaction Documents, or in any schedule, certificate or exhibit prepared and furnished or to be prepared and furnished by such NSA Shareholder or its representatives in its capacity as a NSA Shareholder pursuant hereto or thereto, or in connection herewith or therewith, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

        3.2 REPRESENTATIONS AND WARRANTIES OF THE NETSOFT SHAREHOLDERS.

            (a) POWER, AUTHORITY, AND VALIDITY. Each NetSoft Shareholder has all requisite power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents to which such NetSoft Shareholder is a party and the consummation of the transactions contemplated in this Agreement and in the Transaction Documents have been, or will prior to Closing have been, duly authorized by all necessary action on the part of such NetSoft Shareholder. This Agreement has been, and each of the Transaction Documents to which such NetSoft Shareholder is a party has been or will be as of the Closing Date, duly executed and delivered by such NetSoft Shareholder. To such NetSoft Shareholder's knowledge, except for any governmental and regulatory consents contemplated in this Agreement, no consent of any person who is a party to any contract with such NetSoft Shareholder, nor consent of any Governmental Body is required to be obtained by such NetSoft Shareholder to permit the consummation of the transactions contemplated in this Agreement and in the Transaction Documents, other than those that will be obtained prior to the Closing Date. No NetSoft Shareholder is subject to or obligated under any provision of any certificate or articles of incorporation, bylaw or contract or any license, franchise or permit, or subject to any order or decree, which would be breached or violated in any manner by or in conflict with its executing and carrying out this Agreement and the transactions contemplated in this Agreement and in the Transaction Documents, other than those which will be cured prior to the Closing Date. This Agreement is, and the other Transaction Documents to which such NetSoft Shareholder is a party when executed and delivered by such NetSoft Shareholder shall be, the valid and binding obligations of such NetSoft Shareholder enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency or the relief of debtors and (ii) rules of law or equity governing specific performance, injunctive relief, and other equitable remedies.

            (b) OWNERSHIP OF NETSOFT SHARES. Such NetSoft Shareholder is, or will by the Closing Date be, the sole record and beneficial owner of , and has good and marketable title to, all of the NetSoft shares set forth opposite such NetSoft Shareholder's name on Exhibit B attached hereto. Such NetSoft Shares are duly authorized, fully paid and nonassessable, and such NetSoft Shareholder owns, or will own by the Closing Date, such NetSoft Shares free and clear of all liabilities (absolute or contingent), liens, encumbrances, mortgages, deeds of trusts, pledges, options, claims, proxies and other security interests or rights of others, other than those that will be removed prior to the Closing Date. Such NetSoft Shareholder has not entered into any agreement with respect to such NetSoft Shareholder's NetSoft Shares which in any way limits or otherwise affects such NetSoft Shareholder's ability to execute and deliver this Agreement and the Transaction Documents and to consummate the transactions contemplated herein and therein other than those which will be terminated prior to or on the Closing Date. There are no existing charter documents, contracts, judgments, orders, laws, regulations, rules or other promulgations by any Governmental Body, the provisions of which will not be complied with prior to the Closing Date so as to permit each such NetSoft Shareholder to execute and deliver this Agreement and the Transaction Documents and to consummate the transactions contemplated herein and therein.

            (c) TRANSACTIONS WITH THE COMPANY. Neither such NetSoft Shareholder, nor such NetSoft Shareholder's, spouse, children or other person living in their household:

                (i) owns directly or indirectly any interest in, or serves as an officer or director of, any customer, competitor or supplier of either NSA or NetSoft or any organization which has a contract or arrangement with either NSA or NetSoft , other than interests owned by a NetSoft Shareholder which is in the business of investing in other entities;

                (ii) is owed any money or property by either NSA or NetSoft, other than wages or salary earned, normal and customary employee benefits and reasonable expense reimbursements incurred, in the ordinary course of business;

                (iii) is indebted to either NSA or NetSoft;

                (iv) has any claim, other than for reimbursements accrued in the ordinary course of business, (A) (regardless of the source thereof) against either NSA or NetSoft or (B) against either NSA's or NetSoft's shareholders, directors, officers, employees, agents, Affiliates or representatives in each case arising out of conduct engaged in within the same such person's employment or relationship with either NSA or NetSoft; or

                (v) owns any property, real or personal, tangible or intangible, or has rights required for or used in the business of either NSA or NetSoft.

            (d) NSA PROPRIETARY ASSETS AND NETSOFT PROPRIETARY ASSETS. Such NetSoft Shareholder does not have or claim any right, title or interest of any kind in any of the NSA Proprietary Assets or NetSoft Proprietary Assets and is not entitled to any payment from either NSA or NetSoft for use of any NSA Proprietary Asset or NetSoft Proprietary Assets. The foregoing is not intended to limit or alter any NetSoft Shareholder's rights as a shareholder or right to receive salary or other benefits as an employee.

            (e) DISCLOSURE. No representation or warranty made by such NetSoft Shareholder in this Agreement, the Transaction Documents, or in any schedule, certificate or exhibit prepared and furnished or to be prepared and furnished by such NetSoft Shareholder or its representative in its capacity as a NetSoft Shareholder pursuant hereto or thereto, or in connection herewith or therewith, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

    4. REPRESENTATIONS AND WARRANTIES OF NETMANAGE. Except as set forth in the NetManage Disclosure Schedule provided to NetSoft on the date hereof, NetManage represents and warrants to NSA and NetSoft that:

        4.1 ORGANIZATION AND GOOD STANDING. NetManage is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to carry on its business as now conducted. True and correct copies of NetManage's certificate of incorporation and by-laws as in effect as of the date hereof have been previously delivered to NSA and NetSoft.

        4.2 POWER, AUTHORIZATION AND VALIDITY. NetManage has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party. The execution and delivery of this Agreement and the other Transaction Documents to which NetManage is a party have been duly and validly approved and authorized by the board of directors of NetManage. No authorization or approval, governmental or otherwise, is necessary in order to enable NetManage to enter into and to perform the terms of this Agreement or the other Transaction Documents on its part to be performed, except for (a) termination of the HSR Waiting Period and
(b) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country in which NetManage or any of the NetManage's subsidiaries conducts any business or owns any property or assets. This Agreement is, and the other Transaction Documents when executed and delivered by NetManage shall be, the valid and binding obligations of NetManage enforceable in accordance with their respective terms subject to (c) laws of general application relating to bankruptcy, insolvency, or the relief of debtors and (d) rules of law or equity governing specific performance, injunctive relief and other equitable remedies.

        4.3 NO VIOLATION OF EXISTING AGREEMENTS. Neither the execution and delivery of this Agreement or any other Transactions Documents to which NetManage is a party nor the consummation of the transactions contemplated herein or therein will conflict with, or result in a material breach or violation of, any provision of NetManage's certificate of incorporation or its bylaws, as currently in effect, any instrument or contract to which NetManage is a party or by which any such party is bound, or any federal, state or local judgment, writ, decree, order, statute, rule or regulation applicable to any such person. Neither the execution and delivery of this Agreement nor any of the Transaction Documents to which NetManage is a party nor the consummation of the transactions contemplated herein or therein will have a Material Adverse Effect on the operations, assets, or financial condition of NetManage.

        4.4 COMPLIANCE WITH OTHER INSTRUMENTS AND LAWS. NetManage is not in violation of any provisions of its certificate of incorporation or bylaws as currently in effect, or any federal, state or local judgment, writ, decree, or order applicable to NetManage.

        4.5 LITIGATION. There is no suit, action, proceeding, claim or investigation pending or, to the best of NetManage's knowledge, threatened, against NetManage before any or which questions or challenges the validity of this Agreement.

        4.6 ADEQUACY OF FUNDS. NetManage has and will continue to have funds adequate to consummate the transactions contemplated in this Agreement and to fulfill its obligations under this Agreement.

        4.7 DISCLOSURE. No representation or warranty made by NetManage in this Agreement, the Transaction Documents or in any schedule, certificate or exhibit prepared and furnished or to be prepared and furnished by NetManage pursuant hereto or thereto, or in connection herewith or therewith, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

    5. PRECLOSING COVENANTS OF NSA AND NETSOFT.

        5.1 MATERIAL CONSENTS. Each of NSA and NetSoft shall use its respective Best Efforts to obtain any and all consents necessary for the assumption by NetManage of those Material Contracts listed on Schedule 5.1 of the NetSoft Disclosure Schedule concurrent with the Closing.

        5.2 ADVICE OF CHANGES. Each of NSA and NetSoft will promptly advise NetManage in writing (a) of any event occurring subsequent to the date of this Agreement which would render any NSA and NetSoft Representation and Warranty, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any Material Adverse Change in either NSA's or NetSoft's business or financial condition.

        5.3 CONDUCT OF BUSINESS. From the date hereof through the Closing Date, each of NSA and NetSoft will continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, except as set forth in the NSA and NetSoft Disclosure Schedule or with the prior written consent of NetManage, which will not be unreasonably withheld,

            (a) borrow any money which borrowings exceed in the aggregate Twenty-Five Thousand Dollars ($25,000);

            (b) incur or commit to incur any capital expenditure or commitment for additions to property, plant and equipment individually in excess of Ten Thousand Dollars ($10,000), or in the aggregate, in excess of Twenty Thousand Dollars ($20,000).

            (c) lease, license, sell, transfer or encumber or permit to be encumbered any asset, intellectual property right or other property associated with the business of NetManage (including sales or transfers to Affiliates of either NSA or NetSoft), except for licenses granted in the usual and ordinary course of business and except for cash applied in payment of NSA's and NetSoft's respective liabilities in the usual and ordinary course of its business;

            (d) dispose of any of its assets, except inventory in the regular and ordinary course of business;

            (e) enter into any lease or contract for the purchase or sale of any property, real or personal, except in the ordinary course of business;

            (f) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained up to the date of this Agreement, subject only to ordinary wear and tear;

            (g) pay any bonus, increased salary, or special remuneration to any officer or employee, including any amounts for accrued but unpaid bonuses;

            (h) change its accounting methods;

            (i) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital, or redeem or otherwise acquire any of its capital stock;

            (j) amend or terminate any material contract, agreement or license to which it is a party except in the ordinary course of business;

            (k) loan any amount to any person or entity, or guaranty or act as a surety for any obligation;

            (l) waive or release any right or claim, except in the ordinary course of business;

            (m) issue or sell any shares of its capital stock of any class or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of capital stock, except in connection with the exercise of rights existing prior to the date hereof;

            (n) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

            (o) merge, consolidate or reorganize with any entity;

            (p) amend its articles of incorporation or bylaws;

            (q) make or change any election, change any annual accounting period, adopt or change any accounting method, file any amended tax return, enter into any closing agreement, settle any tax claim or assessment relating to either NSA or NetSoft, surrender any right to claim refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to either NSA or NetSoft, or take any other action or omit to take any action, if any such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the tax liability of either NSA or NetSoft or NetManage;

            (r) do anything that is not contemplated in this Agreement or would cause there to be a Material Adverse Change in the NetSoft Financial Statements (with such NSA and NetSoft Financial Statements analyzed as if they had been prepared according to GAAP, and including but not limited to cash distributions or material decreases in the net assets of NSA and NetSoft), except as would occur in the ordinary course of NSA's and NetSoft's respective business, between the date of the NSA and NetSoft Financial Statements and the Closing Date; or

            (s) agree to do any of the things described in the preceding clauses
Section 5.3 through (r).

        5.4 RISK OF LOSS. Except as otherwise provided in this Agreement, until the Closing, all risk of loss, damage or destruction to NSA's and NetSoft's respective assets shall be borne by NSA and NetSoft.

        5.5 ACCESS TO INFORMATION. Until the Closing and subject to Section 7.1 hereof, each of NSA and NetSoft shall allow NetManage and its agents free access upon reasonable notice and during normal working hours to its files, books, records, and offices, including, without limitation, any and all information relating to taxes, commitments, contracts, leases, licenses, and personal property and financial condition. Until the Closing, each of NSA and NetSoft shall cause its accountants to cooperate with NetManage and its agents in making available all financial information requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

        5.6 SATISFACTION OF CONDITIONS PRECEDENT. Each of NSA and NetSoft will use its Best Efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 9, and each of NSA and NetSoft will use its Best Efforts to cause the transactions contemplated in this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all Material Consents and other consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated herein.

        5.7 OTHER NEGOTIATIONS. Between the date hereof and August 31, 1997, (subject to extension upon mutual agreement), or such earlier date as NetManage and each of NSA and NetSoft mutually agree to discontinue discussions of the Acquisition (the "Expiration Date"), neither NSA nor NetSoft will (and it will use its Best Efforts to assure that its officers, directors, employees, agents and Affiliates do not on its behalf) take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than discussions with NetManage) regarding any acquisition of either NSA or NetSoft, any merger or consolidation with or involving either NSA or NetSoft, or any acquisition of any material portion of the stock or assets of either NSA or NetSoft. Each of NSA and NetSoft agree that any such negotiations in progress as of the date hereof will be terminated or suspended during such period. In no event will either NSA or NetSoft solicit or enter into an agreement concerning any such third party transaction. Each of NSA and NetSoft represent and warrant that it has the legal right to terminate or suspend any such pending negotiations. If between the date of this Agreement and the termination of this Agreement, either NSA or NetSoft receives from a third party any offer or indication of interest regarding any of the transactions referred to above, or any request for information regarding any of such transactions, each of NSA and NetSoft shall (a) notify NetManage immediately of such offer, indication of interest or request, including the full terms of any proposal therein, (b) notify such third party of NetSoft's obligations under this Agreement and (c) reject any offer so received.

        5.8 FEDERAL SYSTEMS DIVISION SPIN OFF. Each of NSA and NetSoft shall (a) cause the Federal Systems Division Spin Off to be effected on or prior to the Closing Date, (b) use its Best Efforts to mitigate the adverse tax consequences net of tax benefits of the Federal Systems Division Spin Off to NSA, NetSoft and NetManage and (c) will advise NetManage and NetManage's Representatives in advance of all transactions undertaken in connection with the Federal Systems Division Spin Off, including but not limited to the expected tax consequences of such transactions.

        5.9 NSA OPTIONS AND NETSOFT OPTIONS. Prior to the Closing Date, (a) NSA will cause all outstanding NSA Options which are fully vested as of the Closing Date, if any, to be exercised and will cause all outstanding NSA Options, if any, which are not fully vested as of the Closing Date to be canceled on or before the Closing Date and (b) NetSoft will cause all outstanding NetSoft Options which are fully vested as of the Closing Date to be exercised or surrendered to NetSoft against payment of the net value thereof and will cause all outstanding NetSoft Options which are not fully vested as of the Closing Date to be canceled on or before the Closing Date.

    6. PRECLOSING AND OTHER COVENANTS OF NETMANAGE.

        6.1 ADVICE OF CHANGES. NetManage will promptly advise each of NSA and NetSoft in writing of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of NetManage contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

        6.2 SATISFACTION OF CONDITIONS PRECEDENT. NetManage will use its Best Efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 8, and NetManage will use its Best Efforts to cause the transactions contemplated in this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated herein.

        6.3 EMPLOYEES. For all NetSoft employees that become NetManage employees after consummation of the Acquisition, NetManage will adjust the base salaries of all such employees to reflect the equivalent salary for their job function at NetManage (only if the equivalent salary provided by NetManage exceeds that formerly offered by NetSoft) and will be entitled to NetManage's or NetSoft's, as applicable, customary employee benefits as appropriate for such employee's position, including, as appropriate, employee stock options, health insurance, 401K and other benefit plans.

    7. MUTUAL COVENANTS.

        7.1 CONFIDENTIALITY. Each party acknowledges that in the course of the performance of this Agreement it may obtain the Confidential Information of the other party. The Receiving Party shall, at all times, both during the term of this Agreement and thereafter, keep in confidence and trust all of the Disclosing Party's Confidential Information received by it. The Receiving Party shall not use the Confidential Information of the Disclosing Party other than as expressly permitted under the terms of this Agreement or by a separate written agreement. The Receiving Party shall take all reasonable steps to prevent unauthorized disclosure or use of the Disclosing Party's Confidential Information and to prevent it from falling into the public domain or into the possession of unauthorized persons. The Receiving Party shall not disclose Confidential Information of the Disclosing Party to any person or entity other than its officers or employees (or outside legal, financial or accounting advisors) who need access to such Confidential Information in order to effect the intent of this Agreement and who have entered into confidentiality agreements with such person's employer or who are subject to ethical restrictions on disclosure which protects the Confidential Information of the Disclosing Party. The Receiving Party shall immediately give notice to the Disclosing Party of any unauthorized use or disclosure of Disclosing Party's Confidential Information. The Receiving Party agrees to assist the Disclosing Party to remedy such unauthorized use or disclosure of its Confidential Information. These obligations shall not apply to the extent that Confidential Information includes information which:

            (a) is already known to the Receiving Party at the time of disclosure, which knowledge the Receiving Party shall have the burden of proving;

            (b) is, or through no act or failure to act of the Receiving Party becomes, publicly known;

            (c) is received by the Receiving Party from a third party without restriction on disclosure (although this exception shall not apply if such third party is itself violating a confidentiality obligation by making such disclosure);

            (d) is independently developed by the Receiving Party without reference to the Confidential Information of the Disclosing Party, which independent development the Receiving Party will have the burden of proving;

            (e) is approved for release by written authorization of the Disclosing Party; or

            (f) is required to be disclosed by a Government Body to further the objectives of this Agreement or by a proper order of a court of competent jurisdiction; provided, however that the Receiving Party will use its best efforts to minimize such disclosure and will consult with and assist the Disclosing Party in obtaining a protective order prior to such disclosure.

        7.2 NO PUBLIC ANNOUNCEMENT. Other than in connection with effecting the HSR Filings, the parties shall make no public announcement concerning this Agreement, their discussions or any other memos, letters or agreements between the parties relating to the Acquisition until such time as they agree to the contents of a mutually satisfactory press release which they intend to publicly release on or before the close of business on the day following (a) the date hereof and (b) the closing of this Agreement. Either of the parties, but only after reasonable consultation with the other, may make disclosure if required under applicable law.

        7.3 REGULATORY FILINGS; CONSENTS; REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each of NSA, NetSoft and NetManage shall use its respective Best Efforts to (a) make all necessary filings with respect to the Acquisition and this Agreement under the Securities Act, the Exchange Act and applicable blue sky or similar securities laws and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith, (b) make premerger notification or other appropriate filings with federal, state or local governmental bodies or applicable foreign governmental agencies and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith, (c) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Acquisition and (d) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated in this Agreement as promptly as practicable, but no later than August 31, 1997.

        7.4 HSR FILINGS. Within three (3) business days after the execution of this Agreement, each of NetManage, NetSoft and NSA shall make or cause to be made any and all required governmental filings ("HSR Filings") required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the transactions contemplated in this Agreement and the Transaction Documents, and shall use its Best Efforts to respond promptly to all inquiries or requests for additional information or documentation from the Department of Justice ("DOJ") or the Federal Trade Commission ("FTC"), as applicable. Each of NetManage, NetSoft and NSA, as applicable, will notify the other of all correspondence, filings or communications between such party and its Representatives, on the one hand, and DOJ and/or FTC, on the other hand, with respect to this Agreement, the Transaction Documents and the transactions contemplated herein and therein. Each of NetManage, NetSoft and NSA, as applicable, will furnish the other with such necessary information and reasonable assistance as such other parties may request in connection with the preparation of the HSR Filings.

        7.5 FURTHER ASSURANCES. Prior to and following the Closing, each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements, and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and the Transaction Documents and contemplated herein and therein and to carry into effect the intents and purposes of this Agreement.

    8. CONDITIONS TO NSA'S AND NETSOFT'S OBLIGATIONS. The obligations of NSA, NetSoft and the NSA Shareholders and NetSoft Shareholders to close the transactions contemplated in this Agreement are subject to the fulfillment or satisfaction on and as of the Closing of each of the following conditions (any one or more of which may be waived by NSA, NetSoft, the NSA Shareholders and the NetSoft Shareholders, but only in a writing signed by NSA, NetSoft, the NSA Shareholders and the NetSoft Shareholders):

        8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of NetManage set forth in Section 4 shall be true and correct when made and on and as of the Closing with the same force and effect as if they had been made at the Closing, and NSA and NetSoft shall receive a certificate to such effect signed by the President or Chief Financial Officer of NetManage.

        8.2 COVENANTS. NetManage shall have performed and complied with all of its covenants required to be performed or complied with prior to the Closing contained in Sections 6 and 7 on or before the Closing, and NSA and NetSoft shall receive a certificate from NetManage to such effect signed by the President or Chief Financial Officer of NetManage.

        8.3 AUTHORIZATIONS. NSA and NetSoft shall have received from NetManage written evidence that the execution, delivery and performance of NetManage's obligations under this Agreement have been duly and validly approved and authorized prior to the date hereof by the board of directors of NetManage.

        8.4 OPINION OF NETMANAGE'S COUNSEL. NSA and NetSoft shall have received from counsel to NetManage an opinion in substantially the form attached hereto as Exhibit D ("Opinion of Counsel to NetManage").

        8.5 GOVERNMENT CONSENTS. There shall have been obtained at or prior to the date of Closing such permits or authorizations, and there shall have been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken.

        8.6 TERMINATION OF HSR WAITING PERIOD. The parties shall have received confirmation that the HSR Waiting Period has been terminated.

        8.7 NO LITIGATION. On and as of the Closing Date, no litigation or proceeding shall be threatened or pending against NetManage for the purpose or with the probable effect (in the reasonable opinion of NetManage's counsel) of enjoining or preventing the consummation of any of the transactions contemplated in this Agreement.

        8.8 ESCROW AGREEMENT. Each of NetManage, NetSoft, NSA, the NSA Shareholders and the Escrow Agent shall have executed and delivered an Escrow Agreement in the form attached hereto as Exhibit C.

        8.9 RECEIPT OF CERTIFICATES. Each of NSA and NetSoft shall have received at Closing a certificate signed by the Chief Financial Officer of NetManage certifying the accuracy of the matters set forth in Sections 8.1, 8.2 and 8.3.

    9. CONDITIONS TO NETMANAGE'S OBLIGATIONS. The obligations of NetManage are subject to the fulfillment or satisfaction on and as of the Closing of each of the following conditions (any one or more of which may be waived by NetManage, but only in a writing signed by NetManage):

        9.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The NSA and NetSoft Representations and Warranties made in Section 2 and the Shareholder Representations and Warranties made in Section 3 (in each case as updated through the Closing Date) and in any certificate delivered by NetSoft, NSA or the NSA Shareholders or NetSoft Shareholder in connection with this Agreement shall be true and correct when made (subject to the ability to update) and on and as of the Closing with the same force and effect as if they had been made at the Closing.

        9.2 COVENANTS. Each of NetSoft, NSA and the NSA Shareholders or NetSoft Shareholders shall have performed and complied with all of its or their respective covenants and obligations required to be performed or complied with on or before the Closing contained in this Agreement on or before the Closing.

        9.3 NO LITIGATION. On and as of the Closing, no litigation or proceeding shall be threatened or pending against either NSA or NetSoft for the purpose or with the probable effect (in the reasonable opinion of NSA's and NetSoft's counsel) of enjoining or preventing the consummation of any of the transactions contemplated in this Agreement, or which would have a Material Adverse Effect on the business, liabilities, income, property, or operations of either NSA or NetSoft subsequent to the Closing, and no material judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator shall be outstanding against either NSA or NetSoft.

        9.4 AUTHORIZATIONS. NetManage shall have received from NSA and NetSoft written evidence that the execution, delivery and performance of this Agreement have been duly and validly approved and authorized by their respective boards of directors and by the NSA Shareholders and the NetSoft Shareholders.

        9.5 REQUIRED CONSENTS. NetManage shall have received all written consents, assignments, waivers, authorizations or other certificates (including Material Consents) reasonably deemed necessary by NetManage's legal counsel to provide for the continuation in full force and effect or assignment or termination of any and all contracts and leases of NSA and NetSoft.

        9.6 OPINION OF NETSOFT'S COUNSEL. NetManage shall have received from counsel to NSA and NetSoft, opinions in substantially the form attached hereto as Exhibit E ("Opinions of Counsel to NetSoft").

        9.7 EMPLOYMENT AND NON-COMPETITION AGREEMENTS. Each of Pat Linehan, Albert Choi, Steve Chiu and Jay Klein, (collectively, the "Key Employees") shall have executed and delivered employment, non-competition and non-solicitation agreement, in the form attached hereto as Exhibit F (the "Employment Agreements").

        9.8 GOVERNMENT CONSENTS. There shall have been obtained at or prior to the date of Closing such permits or authorizations, and there shall have been taken such other actions, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the transactions contemplated herein.

        9.9 CONFIDENTIALITY AND PROPRIETARY INFORMATION AGREEMENTS. Confidentiality and Proprietary Information Agreements, reasonably satisfactory in form and content to NetManage, shall have been executed by all employees of NSA and NetSoft and by all consultants to and independent contractors of NSA and NetSoft who have not already signed such agreements.

        9.10 ESCROW AGREEMENT. Each of NetManage, NetSoft, NSA, the NSA Shareholders, the NetSoft Shareholders and the Escrow Agent shall have executed and delivered an escrow agreement in the form attached as Exhibit C.

        9.11 RESIGNATIONS OF NSA AND NETSOFT DIRECTORS. All of the respective directors of NSA and NetSoft shall have executed and delivered to NetManage written resignations, effective as of the Closing Date.

        9.12 RECEIPT OF CERTIFICATES. NetManage shall have received at Closing certificates signed by (a) the respective Presidents and Chief Financial Officers of NSA and NetSoft and (b) the Shareholder Representative certifying the accuracy of the matters set forth in Sections 9.1, 9.2, 9.3, and 9.4 (as such matters relate to NSA, NetSoft, the NSA Shareholders and the NetSoft Shareholders, as applicable).

        9.13 NO ADVERSE DEVELOPMENT. There shall not have been any Material Adverse Change in the financial condition, results of operations, assets, liabilities or business of either NSA or NetSoft since March 31, 1997.

        9.14 SATISFACTORY COMPLETION OF NETMANAGE'S DUE DILIGENCE REVIEW. NetManage shall have completed its due diligence investigation of NSA and NetSoft to its reasonable satisfaction, following reasonably diligent efforts by NetManage to complete its due diligence review.

        9.15 TERMINATION OF HSR WAITING PERIOD. The parties shall have received confirmation that the HSR Waiting Period has been terminated.

        9.16 ACCOUNTING TREATMENT. NetManage shall have received confirmation by its auditors that the Acquisition will receive NetManage's desired in process research and development purchase accounting treatment.

        9.17 NSA OPTIONS AND NETSOFT OPTIONS All NetSoft Options which are vested as of the Closing Date shall have been exercised, canceled or surrendered against payment of the net value thereof, all NetSoft Options which are not vested as of the Closing Date shall have been canceled in exchange for a cash bonus as set forth in Section 1.4 hereof, no NSA Options shall have been granted since the date of this Agreement and no NSA Option shall be outstanding as of the Closing Date and each of NSA and NetSoft shall deliver evidence of such exercise payments and cancellations as reasonably requested by counsel to NetManage.

        9.18 FEDERAL SYSTEMS DIVISION SPIN OFF. The Federal Systems Division Spin Off shall have been effected to the reasonable satisfaction of NetManage and its Representatives according to the terms and provisions contained in the documents previously delivered to NetManage.

        9.19 NON-COMPETITION AGREEMENTS. Isaac Kong shall have executed and delivered to NetManage non-competition and non-solicitation agreements in the form attached hereto as Exhibit G (the "Non-Competition Agreements").

    10. TERMINATION OF AGREEMENT.

        10.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of each of the parties hereto. This Agreement may also be terminated and abandoned by either NetManage and NSA or NetSoft for any reason if the Closing has not occurred by August 31, 1997, or such later date as the parties may agree in writing; provided, however, that a party cannot terminate under this provision if the failure to occur of the Closing is the result of the failure on the part of such party to perform any of its obligations hereunder (except the failure on the part of such party to satisfy a closing condition over which such party has no control).

    Any termination of this Agreement under this Section 10.1 shall be effective by the delivery of written notice of the terminating party to the other parties hereto.

        10.2 EFFECT OF TERMINATION. Any termination of this Agreement pursuant to this Section 10 shall be without further obligation or liability upon any party in favor of any other party hereto; provided, however, that, subject to the terms of Article II above, if such termination by one party shall result from the willful failure of the other party to carry out its obligations under this Agreement, then such party shall be liable for Damages incurred by the other party, and such termination shall not be deemed or construed as limiting or denying any legal or equitable right or remedy of said party, and said party shall be entitled to recover its costs and expenses which are incurred in pursuing its rights and remedies (including reasonable attorneys' fees).

        10.3 CERTAIN EFFECTS OF TERMINATION. In the event of the termination of this Agreement by either NSA or NetSoft, on the one hand, or NetManage on the other hand as provided in Section 10.1 hereof:

            (a) each party, if so requested by the other party, will (i) return promptly every document (other than documents publicly available) furnished to it by the other party (or any subsidiary, division, associate or affiliate of such other party) in connection with the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof which may have been made, and will cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made or (ii) destroy such documents and cause its representatives and such other representatives to destroy such documents, and such party shall deliver a certificate executed by its president or vice president stating to such effect; and

            (b) NetSoft and NetManage shall continue to abide by the provisions of the Mutual Nondisclosure Agreement between NetManage and NetSoft. This
Section 10.3 shall survive any termination of this Agreement.

    11. INDEMNIFICATION AND ESCROW.

        11.1 SURVIVAL OF REPRESENTATIONS.

            (a) The NSA and NetSoft Representations and Warranties (including the representations and warranties set forth in Section 2 hereof and the representations and warranties set forth in any certificate delivered by NSA and NetSoft in connection with this Agreement, as qualified by the NSA and NetSoft Disclosure Schedules as amended as of or prior to the Closing Date) shall survive the Closing and shall remain in full force and effect and shall survive until the end of the Indemnification Period and shall survive thereafter only with respect to any claims properly noticed and made prior to the end of the Indemnification Period; provided, however, that the NSA and NetSoft Representations and Warranties made pursuant to Section 2.5 shall survive until the applicable statutes of limitations expire; and provided further, however, that the termination hereunder of the NSA and NetSoft Representations and Warranties shall not terminate or limit in any manner whatsoever any rights NetManage has or may have pursuant to this Article 11 for Damages arising out of or resulting from (i) knowing, intentional and fraudulent misrepresentation relating to the NSA and NetSoft Representations and Warranties and/or the Shareholder Representations and Warranties, (ii) breaches of the NSA and NetSoft Representations and Warranties set forth in Section 2.5 or (iii) any Damages arising out of or resulting from the Federal Systems Division Spin Off (provided that no claims may be made by NetManage pursuant to any of the foregoing clauses (i)-(iii) of this Section 11.1(a) after the expiration of the applicable statutes of limitations). The representations and warranties made by NetManage set forth in Section 4 of this Agreement shall survive the Closing and shall remain in full force and effect and shall survive until the end of the Indemnification Period; provided, however, that the termination hereunder of the representations and warranties made by NetManage shall not terminate or limit in any manner whatsoever any rights which the NSA Shareholders or the NetSoft Shareholders have or may have for fraud or misrepresentation.

            (b) The NSA and NetSoft Representations and Warranties as qualified pursuant to the NSA and NetSoft Disclosure Schedule, as updated, and the covenants and obligations of NSA and NetSoft, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives. NetManage shall make claims resulting from or relating to this Agreement solely in accordance with Article 11.

            (c) For purposes of this Agreement, each statement or other item of information set forth in the NSA and NetSoft Disclosure Schedule or in any update to the NSA and NetSoft Disclosure Schedule shall be deemed to be a modification of the corresponding NSA and NetSoft Representation and Warranty (including the representations and warranties set forth in Section 2 hereof and the representations and warranties set forth in any certificate delivered by NSA and NetSoft in connection with this Agreement).

            (d) The Shareholder Representations and Warranties shall as set forth in Sections 3.1(a), (b) and (d) and 3.2(a), (b) and (d) survive the Closing; provided, however, that no claims may be made by NetManage pursuant to such Sections 3.1(a), (b) and (d) and 3.2(a), (b) and (d) after the expiration of the applicable statutes of limitations. The Shareholder Representation and Warranties set forth in Section 3.1(c) and (e) and 3.2(c) and (e) shall survive until the end of the Indemnification Period.

        11.2 INDEMNIFICATION BY THE NSA AND THE NETSOFT SHAREHOLDERS.

            (a) From and after the Closing Date (but subject to Section 11.1(a) and Section 11.3), the NSA Shareholders and the NetSoft Shareholders, severally (in proportion to each such NSA Shareholder's or NetSoft Shareholder's, as applicable, pro rata ownership of NSA Shares or NetSoft Shares, as applicable, set forth on Exhibit B attached hereto) and not jointly, shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of: (i) any breach of any NSA or NetSoft Representation or Warranty set forth (or in any certificate delivered by either by NSA or NetSoft in connection with this Agreement), (ii) any breach of any covenant or obligation of either NSA or NetSoft hereunder, (iii) any Damages which arise out of or result from the Federal Systems Division Spin Off or (iv) any Legal Proceeding relating to any breach or expense of the type referred to in clause "(i)," "(ii)" or "(iii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 11 if such Indemnitee is the prevailing party in any such Legal Proceeding).

            (b) If NSA or NetSoft suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the either NSA or NetSoft as an Indemnitee) NetManage shall also be deemed, by virtue of its ownership of the stock of either NSA or NetSoft, to have incurred Damages as a result of and in connection with such breach.

        11.3 THRESHOLD; CEILING; EXCLUSIVITY.

            (a) Neither the NSA Shareholders nor the NetSoft Shareholders shall be required to make any indemnification payment pursuant to Section 11.2(a) for any breach of any of the NSA and NetSoft Representations and Warranties or any of the Shareholder Representations and Warranties (or in any certificate delivered by either NSA or NetSoft in connection with this Agreement) until such time as and to the extent that the total amount of all Damages (including the Damages arising from any such breach and all other Damages arising from any other breaches of any representations or warranties) that have been suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds Two Hundred Fifty Thousand Dollars ($250,000) (the "Deductible") in the aggregate.

            (b) Except with respect to indemnification claims based on (i) knowing, intentional and fraudulent misrepresentations of NSA and NetSoft Representations and Warranties, (ii) the breach of NSA and NetSoft Representations and Warranties set forth in Section 2.5, (iii) any breach of any Shareholder Representations and Warranties set forth in Sections 3.1(a), (b) and
(d) and 3.2(a), (b) and (d) and (iv) Damages arising out of or resulting from the Federal Systems Division Spin Off, NetManage agrees on behalf of the Indemnitees that, after the Closing, the sole recourse of the Indemnitees with respect to Damages shall be against the Escrow Fund during the Escrow Period except for claims properly noticed before the expiration of the Escrow Period which are not resolved as of the expiration of the Escrow Period.

            (c) Notwithstanding any provision in this Agreement to the contrary, the aggregate liability of the NSA Shareholders and the NetSoft Shareholders for indemnification claims under this Section 11 shall in no event exceed Thirteen Million Dollars ($13,000,000) including the Escrow Fund.

        11.4 SATISFACTION OF INDEMNIFICATION CLAIM. In the event the NSA Shareholders and the NetSoft Shareholders shall have any liability for indemnification claims pursuant to any of clauses (i) through (iv) of Section 11.3(b) or otherwise to any Indemnitee under this Section 11, satisfaction of such liability shall occur first from the Escrow Fund prior to satisfaction of any other claim hereunder and with the Deductible applying to such liability (provided that the Deductible shall not apply to any liability for indemnification claims arising out of 11.3(b)(iv), and if any liability remains after such Deductible and Escrow Fund have been exhausted, the NSA Shareholders and the NetSoft Shareholders may satisfy such liability by delivering to such Indemnitee cash.

        11.5 NO CONTRIBUTION. Subject to all rights of NSA Shareholders under this Agreement or any contract disclosed in the Shareholder Disclosure Schedule and except as provided in Section 11.4, the NSA Shareholders and the NetSoft Shareholders, as such, acknowledge and agree that they shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against NSA, NetSoft or NetManage in connection with any indemnification obligation or any other liability to which it may become subject under or in connection with this Agreement or any certificate delivered by NSA, NetSoft or NetManage in connection with this Agreement. Nothing in this Section 11.5 shall limit the right of such Shareholder to seek subrogation or make claims pursuant to other terms of this Agreement.

        11.6 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against NSA, NetSoft, NetManage or against any other Person) with respect to which NSA, NetSoft, the NSA Shareholders or the NetSoft Shareholders may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 11, the procedure set forth below shall be followed.

            (a) NOTICE. NetManage shall give prompt written notice to the Escrow Agent and the NSA Shareholders and NetSoft Shareholders of the commencement of any such Legal Proceeding against NSA, NetSoft, or NetManage for which indemnity may be sought under Section 11; provided, however, that any failure on the part of NetManage to so notify the Escrow Agent and the NSA Shareholders and NetSoft Shareholders shall not limit any of the obligations of NSA Shareholders or NetSoft Shareholders under this Section 11 (except to the extent such failure materially prejudices the defense of such Legal Proceeding) so long as notice of such claim is given within the Indemnification Period. The Indemnification Period shall be tolled solely with respect to a particular claim for the period beginning on the date the Indemnifying Party receives written notice of that claim until the final resolution of such claim so long as such claim is made within the Indemnification Period. Notice shall be deemed properly given if given in accordance with Section 12.11 hereof to the addresses, telephone numbers and facsimile numbers, as appropriate, set forth in Section 12.11, regardless of whether or not the NSA Shareholders or NetSoft Shareholders actually receive such notice.

            (b) DEFENSE OF CLAIM. The Indemnitee shall have the right to be represented by counsel of its choice and to defend or otherwise control the handling of any claim or Legal Proceeding for which indemnity is sought. Notwithstanding the foregoing, either the NSA Shareholders or the NetSoft Shareholders may elect (by written notice by the holders of a majority of the shares of NSA as of immediately prior to the Closing Date to NetManage within sixty (60) days after receipt of written notice under Section 11.6(a)) to assume the defense of or otherwise control the handling of any such claim or Legal Proceeding (other than for matters relating to the intellectual property rights of NetManage (including NSA and NetSoft), or claims by customers of NetManage) for which indemnity is sought, subject to the limitations provided herein.

If the NSA Shareholders and the NetSoft Shareholders so elect to assume the defense of any such claim or Legal Proceeding:

            (i) the NSA Shareholders and the NetSoft Shareholders shall proceed to defend such claim or Legal Proceeding in a diligent manner with counsel reasonably satisfactory to the Indemnitee;

            (ii) the Indemnitee shall make available to the NSA Shareholders and the NetSoft Shareholders any documents and materials in the possession of the Indemnitee that may be necessary to the defense of such claim or Legal Proceeding;

            (iii) the NSA Shareholders and the NetSoft Shareholders shall keep the Indemnitee informed of all material developments and events relating to such claim or Legal Proceeding;

            (iv) the Indemnitee shall have the right to participate in the defense of such claim or Legal Proceeding at the Indemnitee's expense; and

            (v) the holders of a majority of NSA shares as of immediately prior to Closing shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of NetManage; provided, however, that NetManage shall not unreasonably withhold such consent.

If the NSA Shareholders and the NetSoft Shareholders do not (or cannot) elect to assume the defense of any such claim or Legal Proceeding, the Indemnitee may proceed with the defense of such claim or Legal Proceeding on its own. If the Indemnitee so proceeds with the defense of any such claim or Legal Proceeding on its own:

            (vi) all expenses (including reasonable attorneys' fees) relating to the defense of such claim or Legal Proceeding (whether or not incurred by the Indemnitee) shall be borne and paid exclusively by the NSA Shareholders and the NetSoft Shareholders out of the Escrow Fund;

            (vii) the NSA Shareholders and the NetSoft Shareholders shall make available to the Indemnitee any documents and materials in the possession or control of the NSA Shareholders and the NetSoft Shareholders that may be necessary to the defense of such claim or Legal Proceeding except for documents or materials which are sealed by a court order or are subject to a nondisclosure agreement prohibiting disclosure by the Shareholders;

            (viii) the Indemnitee shall keep the NSA Shareholders and the NetSoft Shareholders informed of all material developments and events relating to such claim or Legal Proceeding; and

            (ix) the Indemnitee shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the holders of a majority of NSA shares as of immediately prior to Closing; provided, however, that such holders of a majority of NSA shares as of immediately prior to Closing shall not unreasonably withhold such consent.

        11.7 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN NETMANAGE. No Indemnitee (other than NetManage or any successor thereto or assignee thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless NetManage (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

        11.8 ESCROW FUND. As soon as practicable after the Closing Date, the Escrow Fund shall be deposited by NetManage with National Bank of Southern California agent as escrow agent (the "Escrow Agent"), such deposit to constitute the Escrow Fund and to be governed by the terms set forth herein and in the Escrow Agreement attached hereto as Exhibit C.

        11.9 ESCROW PERIOD. The Escrow Period and the Indemnification Period shall terminate on the first anniversary of the Closing Date.

        11.10 NETMANAGE INDEMNIFICATION. NetManage shall indemnify NetSoft, the NSA Shareholders and the NetSoft Shareholders against, and hold them harmless from, any violation or breach of any representations or warranties or covenants of NetManage set forth in this Agreement.

    12. MISCELLANEOUS.

        12.1 GOVERNING LAWS. It is the intention of the parties hereto that the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

        12.2 BINDING UPON SUCCESSORS AND ASSIGNS. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto provided that no party hereto shall assign this Agreement to any such entity without the prior written consent of the other party, which consent shall not be unreasonably withheld.

        12.3 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this

Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

        12.4 ENTIRE AGREEMENT. This Agreement, the exhibits hereto, the documents referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto.

        12.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

        12.6 EXPENSES. Each party shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement and the exhibits hereto. In the event the Acquisition is consummated, all legal, accounting, investment banking, broker's and finder's fees incurred by NSA, NetSoft, the NSA Shareholders or the NetSoft Shareholders in connection with the Acquisition shall be deemed to be expenses of the NSA Shareholders and the NetSoft Shareholders; provided, however , that fees and expenses not to exceed in aggregate Eighty-Five Thousand Three Hundred Dollars ($85,300) incurred in connection with the Federal System Division Spin Off, or otherwise, shall be deemed to be expenses of NSA or NetSoft, as applicable.

        12.7 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

        12.8 SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby notwithstanding any investigation of the parties hereto and shall terminate on the date one year after the Closing Date.

        12.9 NO WAIVER. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

        12.10 ATTORNEYS' FEES. Subject to the limitations or claims set forth in
Section 11 and elsewhere in this Agreement, should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal), all of which, to the extent applicable against the NSA Shareholders or the NetSoft Shareholders, shall be recovered from the Escrow Fund. The prevailing party shall be the party entitled to recover its costs of suit (from the Escrow Fund if against the NSA Shareholders or the NetSoft Shareholders), regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

        12.11 NOTICES. Any notice provided for or permitted under this Agreement will be treated as having been given when (a) delivered personally, (b) sent by confirmed telex or telecopy, (c) sent by commercial overnight courier with written verification of receipt, or (d) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 12.11.


        NSA or NetSoft:      NetSoft
                             31 Technology Drive, Second Floor
                             Irvine, CA 92618
                             Telephone:  (714) 753-0800
                             Facsimile:  (714) 753-0810
                             Attention:  Pat Linehan, President and Chief
                                         Executive Officer

        With copy to:        Stradling, Yocca, Carlson & Rauth
                             660 Newport Center Drive, Suite 1600
                             Newport Beach, CA  92660-6441
                             Telephone:  (714) 725-4040
                             Facsimile:  (714) 725-4100
                             Attention:  Nick E. Yocca, Esq.

        NetManage:           NetManage, Inc.
                             10725 North De Anza Blvd.
                             Cupertino, CA  95014
                             Telephone:  (408) 973-7171
                             Facsimile:  (408) 257-6405
                             Attention:  Walter D. Amaral, Chief Financial
                                         Officer

        With copy to:        Gray Cary Ware & Freidenrich
                             400 Hamilton Avenue
                             Palo Alto, CA 94301
                             Telephone:  (415) 833-2010
                             Facsimile:  (415) 327-3699
                             Attention:  J. Howard Clowes, Esq.

        NSA and NetSoft      To the NSA Shareholders and the NetSoft
        Shareholders:        Shareholders at the addresses, telephone numbers
                             and facsimile numbers, as applicable, as set forth in Exhibit H attached hereto.

Such notice will be treated as having been received upon actual receipt.

        12.12 CONSTRUCTION OF AGREEMENT. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

        12.13 NO JOINT VENTURE. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section 12.13.

        12.14 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

        12.15 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

        12.16 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.



NETMANAGE, INC.,                             NETSOFT,
a Delaware Corporation                       a California corporation



By:  /s/ WALTER D. AMARAL                    By:  /s/ PATRICK LINEHAN
   --------------------------------              -------------------------------
     WALTER D. AMARAL, Senior                Its: President and Chief Executive
     Vice President, Finance, Chief               Officer
     Financial Officer and                       -------------------------------
     Secretary



                                             NETWORK SOFTWARE ASSOCIATES, INC.,
                                             a California corporation



                                             By:  /s/ ISAAC KONG
                                                 -------------------------------
                                             Its: President
                                                 -------------------------------

                  NSA SHAREHOLDER'S COUNTERPART SIGNATURE PAGE

                            STOCK PURCHASE AGREEMENT


"SHAREHOLDER"                                "SHAREHOLDER"

If Shareholder is a corporation:             If Shareholder is a corporation:

By:                                          By:
   --------------------------------              -------------------------------
Title:                                       Title:
      -----------------------------                 ----------------------------
Signature:                                   Signature:
          -------------------------                    -------------------------


If Shareholder is an individual:             If Shareholder is an individual:

/s/ ISAAC KONG                               /s/ VIOLET KONG
-----------------------------------          -----------------------------------
Isaac Kong                                   Violet Kong




"SHAREHOLDER"                                "SHAREHOLDER"

If Shareholder is a corporation:             If Shareholder is a corporation:

By:                                          By:
   --------------------------------              -------------------------------
Title:                                       Title:
      -----------------------------                 ----------------------------
Signature:                                   Signature:
          -------------------------                    -------------------------


If Shareholder is an individual:             If Shareholder is an individual:

/s/ MARGOT KONG                              /s/ MARGOT KONG
-----------------------------------          -----------------------------------
Margo Kong, Special Trustee of the           Margot Kong
Isaac Kong Irrevocable Trust dated,
November 17, 1993

               NSA SHAREHOLDER'S COUNTERPART SIGNATURE PAGE, CONT.

                            STOCK PURCHASE AGREEMENT

"SHAREHOLDER"                                "SHAREHOLDER"

If Shareholder is a corporation:             If Shareholder is a corporation:

By:                                          By:
   --------------------------------              -------------------------------
Title:                                       Title:
      -----------------------------                 ----------------------------
Signature:                                   Signature:
          -------------------------                    -------------------------


If Shareholder is an individual:             If Shareholder is an individual:

/s/ RAYMOND CHAN                             /s/ STEPHAN CHIU
-----------------------------------          -----------------------------------
Raymond Chan                                 Stephan Chiu




"SHAREHOLDER"                                "SHAREHOLDER"

If Shareholder is a corporation:             If Shareholder is a corporation:

By:                                          By:
   --------------------------------              -------------------------------
Title:                                       Title:
      -----------------------------                 ----------------------------
Signature:                                   Signature:
          -------------------------                    -------------------------


If Shareholder is an individual:             If Shareholder is an individual:

/s/ KAREN CHIU                               /s/ ALBERT CHOI
-----------------------------------          -----------------------------------
Karen Chiu                                   Albert Choi

               NSA SHAREHOLDER'S COUNTERPART SIGNATURE PAGE, CONT.

                            STOCK PURCHASE AGREEMENT

"SHAREHOLDER"                                "SHAREHOLDER"

If Shareholder is a corporation:             If Shareholder is a corporation:

By:                                          By:
   --------------------------------              -------------------------------
Title:                                       Title:
      -----------------------------                 ----------------------------
Signature:                                   Signature:
          -------------------------                    -------------------------


If Shareholder is an individual:             If Shareholder is an individual:

/s/ ELIZABETH CHOI                           /s/ WILLI HUGELSHOFER
-----------------------------------          -----------------------------------
Elizabeth Choi                               Willi Hugelshofer




"SHAREHOLDER"                                "SHAREHOLDER"

If Shareholder is a corporation:             If Shareholder is a corporation:

By:                                          By:
   --------------------------------              -------------------------------
Title:                                       Title:
      -----------------------------                 ----------------------------
Signature:                                   Signature:
          -------------------------                    -------------------------


If Shareholder is an individual:             If Shareholder is an individual:

/s/ SUSANNA HUGELSHOFER                      /s/ VICTOR WAGNER
-----------------------------------          -----------------------------------
Susanna Hugelshofer                          Victor Wagner, Executor of Estate
                                             of Katherine Wagner

                NETSOFT SHAREHOLDER'S COUNTERPART SIGNATURE PAGE

                            STOCK PURCHASE AGREEMENT


"SHAREHOLDER"

If Shareholder is a corporation:


By:
   --------------------------------
Title:
      -----------------------------
Signature:
          -------------------------

If Shareholder is an individual:


/s/ ISAAC KONG
-----------------------------------
Isaac Kong

                                LIST OF EXHIBITS:

EXHIBIT A:            CERTAIN DEFINITIONS

EXHIBIT B:            NSA AND NETSOFT SHAREHOLDER SCHEDULE

EXHIBIT C:            FORM OF ESCROW AGREEMENT

EXHIBIT D:            FORM OF OPINION OF COUNSEL TO NETMANAGE

EXHIBIT E:            FORM OF OPINIONS OF COUNSEL TO NSA AND NETSOFT

EXHIBIT F:            FORM OF EMPLOYMENT AND NON-COMPETITION AGREEMENT

EXHIBIT G:            FORM OF NON-COMPETITION AGREEMENT

EXHIBIT H:            NSA SHAREHOLDERS' AND NETSOFT SHAREHOLDERS' ADDRESSES,
                      TELEPHONE NUMBERS AND FACSIMILE NUMBERS

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

    For purposes of the Agreement (including this Exhibit A):

    AFFILIATE. "Affiliate" shall have the meaning set forth in the rules and regulations promulgated by the Commission pursuant to the Securities Act.

    BEST EFFORTS. "Best Efforts" shall mean the efforts that a prudent person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the person subject to that obligation to take actions that would result in a Material Adverse Change in the benefits to such person of this Agreement and the transactions contemplated hereby.

    CLOSING AND CLOSING DATE. "Closing" and "Closing Date" shall have the meanings set forth in Section 1.6.

    CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

    COMMISSION. "Commission" shall mean the United States Securities and Exchange Commission.

    CONFIDENTIAL INFORMATION. "Confidential Information" shall mean confidential information of a party ("Disclosing Party") which is disclosed to another party ("Receiving Party"). Confidential Information shall include, but not be limited to, trade secrets, know-how, inventions, techniques, processes, algorithms, software programs, schematics, designs, contracts, customer lists, financial information, sales and marketing plans and business information.

    DAMAGES. "Damages" shall include any loss, damage, injury, liability, claim, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees), charge, reasonable out-of-pocket expenses (including reasonable costs of investigation) arising out of or incurred in connection with a claim for indemnification under Article XI of this Agreement; provided, however, that Damages shall not include any loss to the extent that an Indemnitee has received payment by an insurance carrier.

    ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

    ESCROW FUND. "Escrow Fund" shall have the meaning set forth in Section 1.5.

    EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any substituted federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

    FEDERAL SYSTEMS DIVISION SPIN OFF. "Federal Systems Division Spin Off" shall have the meaning set forth in the recitals.

    GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality and any court or other tribunal).

    HSR ACT. "HSR Act" shall have the meaning set forth in Section 7.4.

    HSR FILINGS. "HSR Filings" shall have the meaning set forth in Section 7.4.

    HSR WAITING PERIOD. "HSR Waiting Period" shall mean the waiting period as defined under the HSR Act.

    INDEMNIFICATION PERIOD. "Indemnification Period" shall mean the period commencing on the Closing Date and ending at the close of business on the first anniversary of the Closing Date.

    INDEMNITEES. "Indemnitees" shall mean the following Persons: (a) NetManage,
(b) NetManage's current and future subsidiaries, and (c) the respective successors and assigns of the Persons referred to in clauses "(a)" and "(b)" above; provided, however, that any Person receiving cash in exchange for NSA Shares or NetSoft Shares or NetSoft Options pursuant to this Agreement shall not be deemed to be an "Indemnitee."

    LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving any court or other Governmental Body or any arbitrator or arbitration panel.

    MATERIAL ADVERSE CHANGE. "Material Adverse Change" shall mean a change which results in Damages to NSA, NetSoft or NetManage, as applicable, in excess of Five Hundred Thousand Dollars ($500,000) or if any one of the Key Employees dies prior to the Closing Date.

    MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a "Material Adverse Effect" on NSA, NetSoft or NetManage, as applicable, if such violation or other matter would have a material adverse effect on NSA's, NetSoft's or NetManage's, as applicable, business, intellectual property rights, condition, assets, liabilities, operations, or financial performance.

    NSA AND NETSOFT FINANCIAL STATEMENTS. "NSA and NetSoft Financial Statements" shall have the meaning set forth in Section 2.4(a).

    NETSOFT CALCULATED SHARE PRICE. "NetSoft Calculated Share Price" shall mean the amount ("Y") determined by solving the following formula:

            $26,000,000 = (6,010,070 * Y) + (A * (Y-$3.20)) + (B * (Y - $2.25))

            A = the number of NetSoft Options exercisable at $3.20

            B = the number of NetSoft Options exercisable at $2.25

    NETSOFT OPTIONS. "NetSoft Options" shall have the meaning set forth in the Recitals.

    NSA OPTIONS. "NSA Options" shall have the meaning set forth in the Recitals.

    NETSOFT PRODUCTS. "NetSoft Products" shall mean all versions and implementations of any product which is being marketed by NetSoft or currently is under development, and all patents, patent applications, trade secrets, copyrights, trademarks, trade names and other proprietary rights related thereto.

    NSA PRODUCTS. "NSA Products" shall mean all versions and implementations of any product which has been or is being marketed by NSA or currently is under development, and all patents, patent applications, trade secrets, copyrights, trademarks, trade names and other proprietary rights related thereto remaining with NSA following the Federal Systems Division Spin Off.

    NETSOFT PROPRIETARY ASSETS. "NetSoft Proprietary Assets" shall mean all Proprietary Assets owned by NetSoft. following the consummation of the Federal Systems Division Spin Off.

    NSA PROPRIETARY ASSETS. "NSA Proprietary Assets" shall mean all Proprietary Assets owned by NSA.

    NETSOFT SHARES. "NetSoft Shares" shall have the meaning set forth in the Recitals.

    NSA SHARES. "NSA Shares" shall have the meaning set forth in the Recitals.

    PERSON. "Person" shall mean any individual, Entity or Governmental Body.

    PROPRIETARY ASSET. "Proprietary Asset" shall mean: (a) any patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; and (b) any right to use or exploit any of the foregoing.

    REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

    SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended, or any substituted federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

    TRANSACTION DOCUMENTS. "Transaction Documents" shall mean all documents or agreements required to be delivered by any party hereunder on or prior to the Closing including the Escrow Agreement.

                                    EXHIBIT B

                            NSA SHAREHOLDER SCHEDULE

                                                                  NSA SHARES
                                                                  ----------
           Isaac Kong & Violet Kong                                 76,000
           Husband & Wife, Community Property

           Margot Kong, Special Trustee of the                     225,000
           Isaac Kong Irrevocable Trust dated,
           November 17, 1993

           Margot Kong                                             225,000

           Raymond T. Chan, Married                                270,000
           Man as sole and separate property

           Stephan & Karen Chiu                                    270,000
           Husband & Wife, Community Property

           Albert & Elizabeth Choi                                 270,000
           Husband & Wife, Community Property

           Willi & Susanna Hugelshofer                             270,000
           Husband & Wife Community Property

           Estate of B. Katherine Wagner                           270,000

                                    EXHIBIT C

                                ESCROW AGREEMENT

                                    EXHIBIT D

                     FORM OF OPINION OF COUNSEL TO NETMANAGE

                                    EXHIBIT E

                 FORM OF OPINIONS OF COUNSEL TO NSA AND NETSOFT

                                    EXHIBIT F

                   FORM OF EMPLOYMENT AND NON-COMPETITION AGREEMENT

                                    EXHIBIT G

                        FORM OF NON-COMPETITION AGREEMENT

                                       59